                                   EXHIBIT 2.1




                            ASSET PURCHASE AGREEMENT

                                     Between

                         WESTERN MICRO TECHNOLOGY, INC.,

                                       And

                    R&D HARDWARE SYSTEMS COMPANY OF COLORADO




                                 January 2, 1996

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----


ARTICLE 1    DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE 2    PURCHASE AND SALE; CLOSING   . . . . . . . . . . . . . . . . . .  1
      2.1    Purchase and Sale of Assets  . . . . . . . . . . . . . . . . . .  1
      2.2    Assumption of Liabilities  . . . . . . . . . . . . . . . . . . .  3
      2.3    Purchase Price   . . . . . . . . . . . . . . . . . . . . . . . .  3
      2.4    Allocation of Purchase Price   . . . . . . . . . . . . . . . . .  3
      2.5    Earn-Out   . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
      2.6    Closing Date   . . . . . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE 3    REPRESENTATIONS AND WARRANTIES OF HARDWARE   . . . . . . . . . .  9
      3.1    Organization   . . . . . . . . . . . . . . . . . . . . . . . . .  9
      3.2    Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . .  9
      3.3    Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
      3.4    Financial Statements   . . . . . . . . . . . . . . . . . . . .   10
      3.5    Business Changes   . . . . . . . . . . . . . . . . . . . . . .   11
      3.6    Fixed Assets; Properties   . . . . . . . . . . . . . . . . . .   12
      3.7    Accounts Receivable  . . . . . . . . . . . . . . . . . . . . .   13
      3.8    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
      3.9    Compensation   . . . . . . . . . . . . . . . . . . . . . . . .   14
      3.10   Compliance with Law  . . . . . . . . . . . . . . . . . . . . .   15
      3.11   Litigation   . . . . . . . . . . . . . . . . . . . . . . . . .   15
      3.12   Accounts Payable   . . . . . . . . . . . . . . . . . . . . . .   16
      3.13   No Default   . . . . . . . . . . . . . . . . . . . . . . . . .   16
      3.14   Business and Customers   . . . . . . . . . . . . . . . . . . .   17
      3.15   Inventories  . . . . . . . . . . . . . . . . . . . . . . . . .   17
      3.16   Right to Use Name  . . . . . . . . . . . . . . . . . . . . . .   17
      3.17   Brokers or Finders   . . . . . . . . . . . . . . . . . . . . .   17
      3.18   Certain Advances   . . . . . . . . . . . . . . . . . . . . . .   18
      3.19   Union Activities   . . . . . . . . . . . . . . . . . . . . . .   18
      3.20   Underlying Documents   . . . . . . . . . . . . . . . . . . . .   18

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                                                                            ----

      3.21   Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . .   18
      3.22   Compliance with Vendor and Customer Agreements   . . . . . . .   18

ARTICLE 4    REPRESENTATIONS AND WARRANTIES OF WMT  . . . . . . . . . . . .   19
      4.1    Organization   . . . . . . . . . . . . . . . . . . . . . . . .   19
      4.2    Authority  . . . . . . . . . . . . . . . . . . . . . . . . . .   19
      4.3    Capital Structure  . . . . . . . . . . . . . . . . . . . . . .   20
      4.4    Financial Statements   . . . . . . . . . . . . . . . . . . . .   20
      4.5    SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . .   21
      4.6    Information Supplied   . . . . . . . . . . . . . . . . . . . .   22
      4.7    No Conflict  . . . . . . . . . . . . . . . . . . . . . . . . .   22
      4.8    Shares of Common Stock   . . . . . . . . . . . . . . . . . . .   22
      4.9    Brokers or Finders   . . . . . . . . . . . . . . . . . . . . .   22
      4.10   Business Changes   . . . . . . . . . . . . . . . . . . . . . .   23
      4.11   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
      4.12   Compliance with Law  . . . . . . . . . . . . . . . . . . . . .   23
      4.13   Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . .   24

ARTICLE 5    COVENANTS RELATING TO CONDUCT OF BUSINESS  . . . . . . . . . .   24
      5.1    Conduct of Business in Normal Course   . . . . . . . . . . . .   24
      5.2    Preservation of Business and Relationships   . . . . . . . . .   24
      5.3    Maintenance of Insurance   . . . . . . . . . . . . . . . . . .   25
      5.4    Employees and Compensation   . . . . . . . . . . . . . . . . .   25
      5.5    Distributions; Changes in Stock  . . . . . . . . . . . . . . .   25
      5.6    Issuance of Securities   . . . . . . . . . . . . . . . . . . .   25
      5.7    Governing Documents  . . . . . . . . . . . . . . . . . . . . .   26
      5.8    No Other Bids  . . . . . . . . . . . . . . . . . . . . . . . .   26
      5.9    No Dispositions  . . . . . . . . . . . . . . . . . . . . . . .   26
      5.10   Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . .   26

ARTICLE 6    ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . .   26
      6.1    Access to Information  . . . . . . . . . . . . . . . . . . . .   26

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                                                                            Page
                                                                            ----

      6.2    Legal Conditions . . . . . . . . . . . . . . . . . . . . . . .   27
      6.3    3(a)(10) Fairness Hearing  . . . . . . . . . . . . . . . . . .   28
      6.4    Good Faith   . . . . . . . . . . . . . . . . . . . . . . . . .   28
      6.5    WMT Governing Documents  . . . . . . . . . . . . . . . . . . .   28
      6.6    Hardware Corporate Tax Returns   . . . . . . . . . . . . . . .   28
      6.7    Lock-up  . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
      6.8    Current Available Information  . . . . . . . . . . . . . . . .   29
      6.9    Limited Resales  . . . . . . . . . . . . . . . . . . . . . . .   29
      6.10   Legend; Stop Transfer Instructions   . . . . . . . . . . . . .   29

ARTICLE 7    CONDITIONS PRECEDENT   . . . . . . . . . . . . . . . . . . . .   30
      7.1    Conditions to Obligations of WMT and Hardware  . . . . . . . .   30
             (a) Government Approvals   . . . . . . . . . . . . . . . . . .   30
             (b) Third-Party Approvals  . . . . . . . . . . . . . . . . . .   30
             (c) Legal Action   . . . . . . . . . . . . . . . . . . . . . .   30
             (d) Securities Laws  . . . . . . . . . . . . . . . . . . . . .   31
      7.2    Conditions to Obligations of WMT   . . . . . . . . . . . . . .   31
             (a) Representations and Warranties   . . . . . . . . . . . . .   31
             (b) Performance of Obligations   . . . . . . . . . . . . . . .   31
             (c) Opinion of Hardware's Counsel  . . . . . . . . . . . . . .   32
             (d) Shareholder Approval   . . . . . . . . . . . . . . . . . .   32
             (e) November 30, 1995 Financial Statements   . . . . . . . . .   32
             (f) No Material Adverse Change   . . . . . . . . . . . . . . .   32
             (g) Non-Compete Arrangements   . . . . . . . . . . . . . . . .   32
             (h) Vendor Consent   . . . . . . . . . . . . . . . . . . . . .   32
             (i) Dedicated Staff  . . . . . . . . . . . . . . . . . . . . .   32
             (j) Hardware Customers   . . . . . . . . . . . . . . . . . . .   33
             (k) Escrow Agreement.  . . . . . . . . . . . . . . . . . . . .   33
             (l) Intentionally left blank   . . . . . . . . . . . . . . . .   33
             (m) Indemnity Obligations Agreement  . . . . . . . . . . . . .   33
      7.3    Conditions to Obligations of Hardware  . . . . . . . . . . . .   33
             (a) Representations and Warranties   . . . . . . . . . . . . .   33
             (b) Performance of Obligations of WMT  . . . . . . . . . . . .   33
             (c) Opinion of WMT's Counsel   . . . . . . . . . . . . . . . .   34
             (d) No Material Adverse Change   . . . . . . . . . . . . . . .   34

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                                                                            ----

             (e) Nasdaq Listing Application . . . . . . . . . . . . . . . .   34
             (f) Escrow Agreement.  . . . . . . . . . . . . . . . . . . . .   34
      7.4    Best Efforts   . . . . . . . . . . . . . . . . . . . . . . . .   34

ARTICLE 8    INDEMNIFICATION AND ESCROW   . . . . . . . . . . . . . . . . .   34
      8.1    Indemnification by Hardware  . . . . . . . . . . . . . . . . .   34
      8.2    Escrow Fund  . . . . . . . . . . . . . . . . . . . . . . . . .   36
      8.3    Escrow Period  . . . . . . . . . . . . . . . . . . . . . . . .   36
      8.4    Protection of Escrow Fund  . . . . . . . . . . . . . . . . . .   36
      8.5    Distributions; Voting  . . . . . . . . . . . . . . . . . . . .   37
      8.6    Claims Upon Escrow Fund  . . . . . . . . . . . . . . . . . . .   37
      8.7    Objections to Claims   . . . . . . . . . . . . . . . . . . . .   37
      8.8    Resolution of Conflicts; Arbitration   . . . . . . . . . . . .   38
      8.9    Distribution upon Termination of Escrow Period   . . . . . . .   39
      8.10   Escrow Agent's Duties  . . . . . . . . . . . . . . . . . . . .   39
      8.11   Indemnification by WMT   . . . . . . . . . . . . . . . . . . .   40
      8.12   Indemnification Procedure  . . . . . . . . . . . . . . . . . .   41

ARTICLE 9    PAYMENT OF EXPENSES  . . . . . . . . . . . . . . . . . . . . .   42

ARTICLE 10   TERMINATION, AMENDMENT AND WAIVER  . . . . . . . . . . . . . .   43
      10.1   Termination  . . . . . . . . . . . . . . . . . . . . . . . . .   43
      10.2   Effect of Termination  . . . . . . . . . . . . . . . . . . . .   43
      10.3   Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . .   44
      10.4   Extension; Waiver  . . . . . . . . . . . . . . . . . . . . . .   44

ARTICLE 11   GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
      11.1   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
      11.2   Headings   . . . . . . . . . . . . . . . . . . . . . . . . . .   45
      11.3   Counterparts   . . . . . . . . . . . . . . . . . . . . . . . .   45
      11.4   Announcements  . . . . . . . . . . . . . . . . . . . . . . . .   45
      11.5   Binding Nature   . . . . . . . . . . . . . . . . . . . . . . .   46
      11.6   Applicable Law   . . . . . . . . . . . . . . . . . . . . . . .   47

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                                    Exhibits
                                    --------

Exhibit A         Assignment and Assumption Agreement
Exhibit B         Disclosure Schedule
Exhibit 7.2(c)    Opinion of Hardware's Counsel
Exhibit 7.2(g)    Agreement Not to Compete
Exhibit 7.2(h)    Vendor Consents
Exhibit 7.2(m)    Indemnity Obligation Agreement
Exhibit 7.3(c)    Opinion of WMT's Counsel
Exhibit 8.2       Escrow Agreement


                                    Schedules
                                    ---------

Schedule 2.1(b)   Inventories
Schedule 2.1(c)   Accounts Receivable
Schedule 2.1(f)   Permits
Schedule 2.1(g)   Accounts Payable
Schedule 2.4      Allocation of Purchase Price
Schedule 2.5      Earn Out
Schedule 3.2      Capital Stock
Schedule 3.6      Fixed Assets
Schedule 3.9      Compensation
Schedule 3.13     Assigned Contracts
Schedule 3.14     Customers
Schedule 5.4      Employees and Compensation
Schedule 5.5      Distributions; Changes in Stock
Schedule 7.2(j)   Designated Customers

                            ASSET PURCHASE AGREEMENT
                            ------------------------


     THIS ASSET PURCHASE AGREEMENT, made and entered into as of the 2nd day of January, 1996 by and between WESTERN MICRO TECHNOLOGY, INC., a California
                             ------------------------------
corporation ("WMT"), and R&D HARDWARE SYSTEMS COMPANY OF COLORADO, a Colorado
                         ----------------------------------------
corporation ("Hardware"),

                              W I T N E S S E T H:

     WHEREAS, WMT desires to purchase from Hardware, and Hardware desires to sell to WMT, substantially all of Hardware's operating assets, together with the associated goodwill, on the terms and conditions hereinafter set forth:

     NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants herein contained, WMT and Hardware agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

     Certain terms are defined elsewhere in this Agreement, and, whenever such terms are used in this Agreement, they shall have their respective defined meanings, unless the context expressly or by necessary implication otherwise requires.


                                    ARTICLE 2

                           PURCHASE AND SALE; CLOSING
                           --------------------------

     2.1  Purchase and Sale of Assets.  Subject to the terms and conditions set
          ---------------------------
forth in this Agreement, Hardware agrees to sell, convey, transfer, assign, and deliver to WMT, and WMT agrees to purchase from Hardware on the Closing Date (as defined below), all of the following assets of Hardware (collectively, the "Purchased Assets"):

         (a)  Intentionally left blank.

         (b)  Inventories.  All of Hardware's inventories relating to
              -----------
Hardware's business which are on hand as of the date of the Closing, including, without limitation, those listed in SCHEDULE 2.1(b) (the "Inventories");

         (c)  Accounts Receivable.  All of Hardware's trade accounts receivable
              -------------------
arising out of the operation of Hardware's business in the ordinary course which are unpaid as of the Closing Date, including, without limitation, those listed in SCHEDULE 2.1(c) (collectively, the "Accounts Receivable");

         (d)  Intangibles.  The right to use the corporate name "R&D Hardware/
              -----------
Western Micro," and to refer to the business as "formerly R&D Hardware Systems Company of Colorado," for a period of one (1) year following the date of Closing;

         (e)  Books and Records.  All papers and records in Hardware's care,
              -----------------
custody, or control relating to any or all of the above described Purchased Assets and the operation thereof, including, without limitation, all purchasing and sales records, customer and vendor lists and all accounting and financial records (collectively, the "Books and Records"), excluding the minute books, corporate seal and stock records of Hardware; and

         (f)  Permits.  To the extent transferable, all of Hardware's rights
              -------
in, to or under any governmental licenses, environmental and other permits, approvals and authorizations which relate to the Purchased Assets, including, without limitation, all those listed in SCHEDULE 2.1(f).

The Purchased Assets shall be conveyed on the Closing Date to WMT by Hardware free and clear of all liabilities, obligations, liens and encumbrances, excepting only those continuing obligations consisting of the trade accounts payable arising out of the operation of Hardware's business in the ordinary course which are unpaid as of the Closing Date, including, without limitation, those listed in SCHEDULE 2.1(g) (collectively, the "Accounts Payable") which shall be assigned by Hardware to Buyer pursuant to the terms and conditions of an Agreement of Assignment and Assumption, substantially in the form of EXHIBIT A attached hereto (the "Agreement of Assignment and Assumption").

     2.2  Assumption of Liabilities.  Except for any continuing obligations
          -------------------------
under the Accounts Payable, which WMT is assuming and agrees to pay in the normal course of business, WMT is not assuming any debt, liability or obligation of Hardware, whether known or unknown, fixed or contingent, including, without limitation, any liabilities or obligations arising out of or connected in any way with any retirement, medical, life, disability or other employee benefit plan of Hardware. All liabilities arising from or related to Hardware's operations or Hardware's ownership of the Purchased Assets through the Closing Date shall remain the responsibility of Hardware.

     2.3  Purchase Price.  As consideration for the purchase of the Purchased
          --------------
Assets, WMT shall pay the following amounts (collectively, the "Purchase
Price"):

         (a) One Million Dollars ($1,000,000) payable by certified check or wire transfer; provided, however that if the net book value of Hardware is less than $600,000 as reflected in the Closing Balance Sheet (as hereinafter defined), the amount payable under this subparagraph (a) shall be reduced and equal 1.66 times the actual net book value; and

         (b) One hundred twenty-five thousand (125,000) shares of Common Stock, no par value, of WMT ("WMT Common").

     2.4  Allocation of Purchase Price.  The parties agree that the Purchase
          ----------------------------
Price shall be allocated as set forth in SCHEDULE 2.4 and that such allocation will be used by the parties in reporting the transaction contemplated hereby for federal, state, county and local tax purposes.

     2.5  Earn-Out.
          --------

     (a) Within thirty (30) days after each of the four (4) six (6) month periods ending June 30, 1996, December 31, 1996, June 30, 1997 and December 31, 1997, WMT shall calculate, and deliver notice of such calculation to Hardware (the "Calculation"), an earn-out payment to be paid to Hardware if Hardware Gross Profit Dollars, as defined below, during any such six (6) month period exceed $437,500 (the "Earn-Out Payments"), as follows: The Earn-Out Payment shall equal $15,000 for each $25,000 of Hardware Gross Profit Dollars earned in excess of $437,500 in each six (6) month period up to an aggregate amount of $187,500.

     Notwithstanding the foregoing, (i) if at the time of payment of the Earn-Out Payment for the six (6) month period ended December 31, 1997 the cumulative Hardware Gross Profit Dollars for the four (4) six (6) month periods exceeds $4,000,000, WMT shall include in such Earn-Out Payment an additional amount equal to $105,000; and (ii) if during any of the three (3) six (6) month periods ended June 30, 1996, December 31, 1996 and June 30, 1997 Hardware Gross Profit Dollars do not result in an Earn-Out Payment for any such period, the Hardware Gross Profit Dollars for the period for which no Earn-Out Payment was made shall be included in the next period for the purpose of calculating the next period's Earn-Out Payment and the Earn-Out Payment for the next period shall equal $15,000 for each $25,000 of Gross Profit Dollars earned in excess of $437,500 times the number of periods for which no Earn-Out Payment was made up to an aggregate amount of $187,500 times the number of periods for which no Earn-Out Payment was made. For example, assume that Hardware Gross Profit Dollars equal $400,000 for the six month period ended June 30, 1996 and that Hardware Gross Profit Dollars equal $1,250,000 for the twelve month period ended December 31, 1996. No Earn-Out Payment would be earned or paid for the period ended June 30, 1996 because the Hardware Gross Profit Dollars did not exceed $437,500; however, on a cumulative basis the Earn-Out Payment for the period ended December 31, 1996 would equal $225,000 [$1,250,000 - ($437,500 X 2) =
$375,000 / $25,000 = 15 X $15,000 = $225,000.]

     (b) The Earn-Out Payments, and any interest accrued thereon, shall be paid in shares of WMT Common. The value of the WMT Common will be calculated based on the ten (10) day simple average of the closing prices of WMT Common in the last ten (10) trading days of the six month period for which the Earn-Out Payment relates (the "Average"); provided, however that (i) if the Average exceeds $12.00 per share, the value of the WMT Common will be calculated based on $12.00 per share, and (ii) if the Average is less than $3.00 per share and in satisfaction of the Earn-Out Payment WMT is required to issue 31,250 shares of WMT Common, WMT shall also make a cash payment to Hardware at the time of payment of the WMT Common equal to the difference between the Earn-Out Payment and the WMT Common times the Average times .3333. Notwithstanding the above, WMT shall not be required to issue more than an aggregate amount of 125,000 shares of WMT Common under this Section 2.5 or 31,250 shares during any six month period.

     (c) Hardware Gross Profit Dollars shall be calculated on the following sales ("Hardware Sales"):

         1.  WMT sales to dealers identified on SCHEDULE 2.5;

         2. Sales to dealers that are recruited after the date of Closing as dealers for WMT by any of the Hardware employees identified on
     SCHEDULE 5.4, or by any person hired as his or her direct replacement;
     and

         3. Sales to any person or entity that was an affiliate of Hardware as of the Date of Closing. For the purpose of this Agreement, "affiliate" shall include any person or entity who directly or indirectly controls, is controlled by or under common control with Hardware.

     Hardware Gross Profit Dollars shall mean gross Hardware Sales net of returns and customary allowances (excluding allowance for doubtful accounts but including actual write-offs) less the actual (specifically identifiable) product cost net of manufacturer's price protection and other nonpromotional manufacturer cost reductions ("Hardware Costs") determined in accordance with generally accepted accounting principles consistent with Hardware's audited financial statements for the year ended December 31, 1994 and the policies and procedures set forth in the notes thereto.

     For the purpose of calculating the Earn-Out Payments, separate books and records shall be maintained by WMT with respect to the Hardware Sales and Hardware Costs. Such books and records shall be maintained in accordance with generally accepted accounting principles and consistent with Hardware's past accounting practices.

     Hardware will be entitled to reasonable rights to audit the Earn-Out Payments. Upon receipt of the Calculation from WMT, Hardware shall have ten
(10) business days in which to request in writing that WMT deliver within four
(4) business days of such request the books and records, and back up invoices and schedules, to Hardware or its accountant to confirm the calculation. If within ten (10) business days Hardware does not request such books and records or if within ten (10) business days after receipt of such books and records Hardware does not object to such Calculation, WMT shall deliver instructions to its transfer agent to issue and deliver to Hardware the WMT Common as soon as reasonably practicable. If Hardware requests such books and records and within ten (10) business days after receipt of such books and records, Hardware objects in writing to WMT of the Calculation, WMT and Hardware shall work together in good faith to see if they can reach an agreement on the appropriate Earn-Out Payment. If within 14 days the parties have not reached an agreement, the parties shall choose a nationally recognized accounting firm mutually agreed upon by WMT and Hardware who shall calculate the amount, or if no such agreement can be reached, then each of WMT and Hardware shall appoint one nationally recognized accounting firm, which accounting firms shall pick a third nationally recognized accounting firm to which such disputes shall be referred. In the event that either WMT or Hardware shall fail to select a nationally recognized firm in accordance with the provisions of this subsection within thirty (30) days after notice by the other party that such selection should be made, and such other party has selected a nationally recognized accounting firm pursuant to the provisions hereof, such dispute shall be referred to the nationally recognized accounting firm selected by such party. The decision of such nationally recognized accounting firm shall be conclusive and binding on both parties. Each of WMT and Hardware shall pay the costs and expenses of its own accountant and Hardware shall pay the costs of the nationally recognized accounting firm selected by both parties or their representatives (the "Independent Accountant); provided, however, that if a dispute arises that is resolved by the Independent Accountant and the amount of the Earn-Out Payment as calculated by the Independent Accountant exceeds by more than 10% the Calculation, WMT shall pay the costs and expenses of Hardware's and the Independent Accountant's costs and expenses.

     (d) In the event an Earn-Out Payment has been calculated and there is no dispute regarding the amount of such Earn-Out Payment, but WMT does not instruct its transfer agent to deliver the WMT Common within 45 days after the end of the six month period for which the Earn-Out Payment relates (the "Due Date"), interest shall accrue thereafter with respect to such Earn-Out Payment at the rate per annum equal to the Prime Rate as listed in the Money Rates section of the Wall Street Journal plus three percent (3%) (the "Default Rate"). In the
    -------------------
event there is a dispute regarding the amount, if any, and payment is not made by the Due Date, Hardware, shall be entitled to receive interest from the Due Date at the Default Rate on the amount of the payment ultimately to be paid to Hardware if such amount exceeds by 10% the Calculation.

     (e) During the period subsequent to Closing and ending on December 31, 1997, (i) WMT shall conduct its business in conformity with sound business practices and consistent with past practices and shall use its best efforts to maintain the level and quality of staffing and business activities necessary to permit Hardware to earn the Earn-Out Payments, (ii) if WMT (A) sells 50% or more of its assets, (B) sells more than 50% of its common stock to a single acquiror or group of related acquirors or (C) merges into another company and the surviving company is not owned or controlled by more than 50% of WMT's shareholders immediately prior to such merger, WMT will cause such sale or merger to be subject to the assumption by the buyer or surviving company of all of WMT's obligations under this Agreement and (iii) WMT shall not take any voluntary action for the purpose of preventing Hardware from being able to earn the Earn-Out Payment or avoiding or seeking to avoid the observance or performance of any of the terms under this Section 2.5, and shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights of Hardware with respect to its ability to earn the Earn-Out Payments against impairment.
Notwithstanding this paragraph (e), nothing contained herein shall require the officers and directors of WMT to maintain WMT's business in a manner or take actions that would violate their fiduciary duties to WMT and its shareholders.

     (f) If between the date hereof and December 31, 1997, WMT commences a voluntary case under the federal bankruptcy laws or a petition is filed against WMT under the federal bankruptcy laws and is not dismissed within ninety (90) days, Hardware shall be entitled to seek recovery of any Earn-Out Payments due as an unsecured creditor of WMT in the related bankruptcy proceedings.

     2.6  Closing Date.  The Closing under this Agreement (the "Closing") shall
          ------------
be held not more than two (2) business days following the satisfaction of all conditions specified in this Agreement, unless duly waived by the party entitled to satisfaction thereof. In any event, if the Closing has not occurred on or before January 31, 1996, this Agreement may be terminated as provided in Section 10.1(c). Such date on which the Closing is to be held is herein referred to as the "Closing Date." The Closing shall be held at the offices of Pillsbury Madison & Sutro, 2700 Sand Hill Road, Menlo Park, California, at 10:00 A.M. on such date, or at such other time and place as WMT and Hardware may agree upon in writing.

                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF HARDWARE
                   ------------------------------------------

     Except as otherwise set forth in the disclosure schedule attached hereto as EXHIBIT B (the "Disclosure Schedule") or in any document expressly referenced in the Disclosure Schedule, Hardware represents and warrants to WMT as of the date hereof as follows:

     3.1  Organization.  Hardware is a corporation duly organized, validly
          ------------
existing and in good standing under the laws of the State of Colorado, and is not required to be qualified in any other jurisdiction except where the failure to be so qualified will not have a material adverse effect on Hardware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     3.2  Capital Stock.  All of the outstanding shares of capital stock of
          -------------
Hardware are held by the persons and in such amounts as is set forth in SCHEDULE
3.2 attached hereto. There are no options, warrants, calls, rights, commitments or agreements of any character to which Hardware is a party or by which it is bound obligating Hardware to issue any shares of capital stock of Hardware or obligating Hardware to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth on SCHEDULE 3.2, there are no voting trusts, proxies or other agreements with respect to the shares of capital stock of Hardware.

     3.3  Authority.  Hardware has all requisite corporate power and authority
          ---------
to enter into this Agreement and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Hardware. This Agreement has been duly executed and delivered by Hardware and constitutes the valid and binding obligation of Hardware, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. Provided the conditions set forth in Article 7 are satisfied, the execution and delivery of this Agreement do not or will not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under
(a) any provision of the Articles of Incorporation or Bylaws of Hardware or (b) any material agreement or instrument, permit, franchise, license, judgment or order, applicable to Hardware or its properties or assets.

     No consent, approval, order or authorization of, or registration, decla-ration or filing with, any court, administrative agency or commission or other governmental authority (a "Governmental Entity"), is required by or with respect to Hardware in connection with the execution and delivery of this Agreement by Hardware or the consummation by Hardware of the transactions contemplated hereby or thereby, except for (i) filings with the State of Colorado to reflect the removal of the International Business Machine Corporation and Lexmark International, Inc. liens on the Purchased Assets and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country.

     3.4  Financial Statements.  Hardware has furnished to WMT its audited
          --------------------
statement of income and retained earnings and balance sheets for the two (2) calendar years ended December 31, 1993 and 1994, and its unaudited interim financial statements for the period ended November 30, 1995. At Closing Hardware shall deliver to WMT a balance sheet (the "Closing Balance Sheet") dated as of the Closing Date. The balance sheet at November 30, 1995 is hereinafter referred to as the "November Balance Sheet," and all such financial statements are hereinafter referred to collectively as the "Hardware Financial Statements." The Hardware Financial Statements have been and will be complete, true and accurate in all material respects and, except for any interim financial statements as of and for periods not ending on December 31 in any year, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved, and are and will be in accordance with Hardware's books and records, and fairly present the financial position of Hardware and the results of its operations as of the date and for the periods indicated thereon, subject in the case of the unaudited portion of the Hardware Financial Statements to normal year-end audit adjust-ments, which will not be material and the absence of footnote disclosures. At the date of the November Balance Sheet and the Closing Balance Sheet, Hardware had and will have no liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) not reflected on such Balance Sheets or the accompanying notes thereto except for liabilities and obligations as may have arisen in the ordinary course of business prior to the date of said Balance Sheet and which, under GAAP, would not have been required to be reflected on such Balance Sheet and except for liabilities incurred in the ordinary course of business since the date of said Balance Sheet which are usual and normal in amount.

     3.5  Business Changes.  Since the November Balance Sheet Date, except as
          ----------------
otherwise contemplated by this Agreement or disclosed in writing to WMT, Hardware has conducted its business only in the ordinary and usual course and, without limiting the generality of the foregoing:

         (a) There have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, employees, operations, obligations or liabilities of Hardware which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the condition, business, net worth, assets, prospects, properties or operations of Hardware.

         (b) Hardware has not mortgaged, pledged, or otherwise encumbered any of the Purchased Assets, except for liens for current taxes which are not yet delinquent and purchase-money liens arising out of the purchase or sale of services or products made in the ordinary and usual course of business and in any event not in excess of $5,000 for any single item or $50,000 in the aggregate, other than inventory sold in the normal course of business.

         (c) Hardware has not disposed of, or agreed to dispose of, by sale, lease, license or otherwise, any Purchased Asset except in the ordinary and usual course of business and for a consideration believed to be at least equal to the fair value of such asset and in any event not in excess of $5,000 for any single item or $25,000 in the aggregate other than inventory sold in the normal course of business.

         (d) Hardware has not effected or agreed to effect any change in its employees, except with respect to those employees hired by WMT.

         (e) Hardware has not effected or committed itself to effect any amendment or modification in its Articles of Incorporation or Bylaws, except as contemplated in this Agreement.

     3.6  Fixed Assets; Properties.
          ------------------------

         (a) The November Balance Sheet reflects all of personal property owned or leased and used by Hardware in its business or otherwise held by Hardware, except for (i) property acquired or disposed of in the ordinary and usual course of the business of Hardware since the date of such Balance Sheet, and (ii) personal property not required under GAAP to be reflected thereon. Except as reflected in the notes to the November Balance Sheet and liens on file with the Colorado Secretary of State reflecting International Business Machines Corporation and Lexmark International, Inc. as secured parties, Hardware has good and marketable title to all assets and properties listed on the November Balance Sheet and thereafter acquired, free and clear of any imperfections of title, lien, claim, encumbrance, restriction, charge or equity of any nature whatsoever, except for the lien of current taxes not yet delinquent. The fixed assets listed in SCHEDULE 3.6 are in good condition and repair for the requirements of the business as presently conducted by Hardware. WMT shall be permitted to use such fixed assets so long as WMT shall sublet the existing facilities of Hardware.

         (b) Hardware has provided WMT with a full and complete list of all real and personal property leased by Hardware or under option to purchase by Hardware, to the extent it represents an Assigned Contract. All such property leased by Hardware is held under valid, subsisting and enforceable leases. To the best of Hardware's knowledge, the operations of Hardware thereon do not violate any applicable material building code, zoning requirement or classifica-tion, or pollution control ordinance or statute relating to the property or to such operations.

         (c) To the knowledge of Hardware, there are no Hazardous Substances in, under or about the soil, sediment, surface water or groundwater on, under or around any properties at any time owned, leased or occupied by Hardware. To the knowledge of Hardware, Hardware has not disposed of any Hazardous Substances on or about such property or at any site being investigated or remediated for contamination or possible contamination of the environment. "Hazardous Substances" shall mean any substance regulated or prohibited by any law or designated by any governmental agency to be hazardous, toxic, radioactive, regulated medical waste or otherwise a danger to health or the environment.

         (d) To the knowledge of Hardware, Hardware has conducted its business in accordance with all material applicable laws, regulations, orders and other requirements of governmental authorities relating to Hazardous Substances and the use, storage, treatment, disposal, transport, generation, release and exposure of others to Hazardous Substances. Hardware has not received any notice of any investigation, claim or proceeding against Hardware relating to Hazardous Substances and Hardware is not aware of any fact or circumstance which could involve Hardware in any environmental litigation, proceeding, investigation or claim or impose any environmental liability upon Hardware.

     3.7  Accounts Receivable.  SCHEDULE 2.1(c) contains a summary of the
          -------------------
accounts receivable of Hardware as of November 30, 1995, together with an accurate aging of such accounts receivable. The accounts receivable arose out of the bona fide furnishing of goods and services, each in the operation of the business of Hardware, and require no additional performance by Hardware to render them valid. Except as set forth on
SCHEDULE 2.1(c), the notes receivable are obligations of current customers of Hardware, whether on an open account or cash on delivery basis, and there are no material disputes between Hardware and any obligor under any such note receivable with respect to the amount owing or the payment terms thereunder. Hardware has provided WMT with accurate information concerning amounts and aging of accounts receivable and with an accurate customer list of Hardware.

     3.8  Taxes.  Hardware has completely filed with the appropriate United
          -----
States, state, local and foreign governmental agencies all tax returns and reports required to be filed (subject to permitted extensions applicable to such filings), which were accurate in all material respects, and has paid or accrued in full all taxes shown as owing on such tax returns, duties, charges, withholding obligations and other governmental liabilities as well as any inter-est, penalties, assessments or deficiencies, if any, due to, or claimed to be due by, any governmental authority (including taxes on properties, income, franchises, licenses, sales and payrolls). (All such items are collectively referred to herein as "Taxes"). The Closing Balance Sheet fully accrues or reserves all current and deferred Taxes. Hardware is not a party to any pending action or proceeding, nor to Hardware's knowledge is any such action or proceeding threatened by any governmental authority for the assessment or collection of Taxes. No liability for Taxes has been incurred other than in the ordinary course of business. There are no liens for Taxes except for liens for property taxes not yet delinquent. Hardware is not a party to any Tax sharing, Tax allocation, Tax indemnity or statute of limitations extension or waiver agreement and in the past five (5) years has not been included on any consolidated combined or unitary return with any entity other than Hardware.

     3.9  Compensation.  Since November 30, 1995, Hardware has not paid or
          ------------
committed itself to pay to or for the benefit of any of its directors, officers, employees or shareholders any compensation of any kind other than wages, salaries and benefits at times and rates in effect on November 30, 1995, nor has it effected or agreed to effect any amendment or supplement to any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement. Hardware does not have any bonus plan or obligations with respect to any bonus plan, except as set forth in SCHEDULE 3.9. Hardware has provided a full and complete list of all directors, officers, employees or consultants of Hardware as of the date hereof, specifying their names and job designations, their dates of hire, the total amount paid or payable as wages, salaries or other forms of direct compensation, and the basis of such compensation, whether fixed or commission or a combination thereof.

     3.10  Compliance with Law.  To Hardware's knowledge, all material licenses,
           -------------------
franchises, permits, clearances, consents, certificates and other evidences of authority of Hardware which are necessary to the conduct of Hardware's business ("Permits") are in full force and effect and Hardware is not in violation of any Permit in any material respect. Except for possible exceptions, the curing or non-curing of which would not have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties or operations of Hardware, the business of Hardware has been, to Hardware's knowledge, conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities.

     3.11  Litigation.  There is no claim, dispute, action, proceeding, notice,
           ----------
order, suit, appeal or investigation, at law or in equity, pending against Hardware, or involving any of the Purchased Assets or Accounts Payable, before any court, agency, authority, arbitration panel or other tribunal (other than those, if any, with respect to which service of process or similar notice has not yet been made on Hardware), and to the knowledge of Hardware none have been threatened. Hardware is not aware of any facts which, if known to shareholders, customers, governmental authorities or other persons, would result in any such claim, dispute, action, proceeding, suit or appeal or investigation which would have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties or operations of Hardware. Hardware is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is it in default with respect to any notice, order, writ, injunction or decree.

     3.12  Accounts Payable.  Hardware has provided WMT with a complete list in
           ----------------
SCHEDULE 2.1(g) of the of the trade accounts payable outstanding as of November 30, 1995, together with an accurate aging of such accounts payable. The Accounts Payable arose in the normal and ordinary course of the business of Hardware. Except as set forth in SCHEDULE 2.1(g), the Accounts Payable are not past due and there are no collection actions currently pending with respect to such Accounts Payable.

     3.13  No Default.
           ----------

         (a) Each of the contracts listed on SCHEDULE 3.13 is a legal, binding and enforceable obligation by or against Hardware, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). To Hardware's knowledge, no party with whom Hardware has an agreement or contract is in material default thereunder or has breached any terms or provisions thereof which is material to the conduct of Hardware's business.

         (b) Hardware has materially performed, or is now materially performing, the obligations of, and Hardware is not in material default (or would by the lapse of time and/or the giving of notice be in material default) in respect of, any contract, agreement or commitment binding upon the Purchased Assets or property, which contract, agreement or commitment is material to the conduct of its business. To Hardware's knowledge, no third party has raised any claim, dispute or controversy with respect to any of the contracts listed on
SCHEDULE 3.13, nor has Hardware received written notice or warning of alleged nonperformance, delay in delivery or other noncompliance by Hardware with respect to its obligations under any of those contracts, nor to Hardware's knowledge are there any facts which exist indicating that any of those contracts may be totally or partially terminated or suspended by the other parties thereto. Hardware has no contracts or agreements that are material to Hardware, its business or properties.

     3.14  Business and Customers.  SCHEDULE 3.14 is a list of all of Hardware's
           ----------------------
customers together with summaries of the sales made to each customer during the most recent fiscal year. Hardware has no information, and is not aware of any facts, indicating that any of these customers intends to cease doing business with Hardware, or materially alter the amount of business that they are presently doing with Hardware.

     3.15  Inventories.  The inventories of Hardware consist of items of a
           -----------
quality and quantity usable and salable in the normal course of the business, subject to reserves on balance sheet. A summary of inventory on hand as of November 30, 1995 is set forth in SCHEDULE 2.1(b). All items included in such inventories are owned by Hardware. No items included in the inventories have been pledged as collateral or are held by Hardware on consignment from others. All the inventories reflected on the balance sheets included in the Financial Statements and on the books of Hardware are based on quantities determined from month-end physical count, and are valued in the Financial Statements on an average cost basis, consistent with that of prior periods.

     3.16  Right to Use Name.  For a period of one (1) year from the date of
           -----------------
Closing, WMT has the right to use the name "R&D Hardware/Western Micro," and to refer to the business as "formerly R&D Hardware Systems Company of Colorado."

     3.17  Brokers or Finders.  Hardware has not dealt with any broker or finder
           ------------------
in connection with the transactions contemplated by this Agreement. Hardware has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.18  Certain Advances.  There are no receivables of Hardware owing from
           ----------------
directors, officers, employees, consultants or shareholders of Hardware, or owing by any affiliate of any director or officer of Hardware, other than advances in the ordinary and usual course of business to officers and employees for reimbursable business expenses which are not in excess of $2,500 for any one individual.

     3.19  Union Activities.  None of the employees of Hardware is represented
           ----------------
by any union or is a party to any collective bargaining arrangement, and to Hardware's knowledge no attempts are being made to organize or unionize any of the Hardware employees.

     3.20  Underlying Documents.  Except for the minute books, copies of any
           --------------------
underlying documents listed or described as having been disclosed to WMT pursuant to this Agreement have been furnished to WMT. All such documents furnished to WMT are true and correct copies, and there are no amendments or modifications thereto, that have not been disclosed to WMT. The minute books of Hardware contain complete and accurate records of all meetings and other corporate actions taken by the directors and shareholders of Hardware.

     3.21  Full Disclosure.  Any information furnished by Hardware to WMT in
           ---------------
writing pursuant to this Agreement (including the Schedules hereto), at any time prior to the Closing Date, does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.

     3.22  Compliance with Vendor and Customer Agreements.   Each of Hardware
           ----------------------------------------------
and, to Hardware's knowledge, its Industry Remarketer Affiliates ("IRAs") for IBM products and customers performing similar functions for Unisys and Uniplex products (collectively the "Hardware Customers") is in compliance with any and all agreements with the applicable vendor (i.e., IBM, Unisys or Uniplex (collectively the "Vendors")) and Hardware and any and all agreements by and among, Hardware and/or the Vendor and the Hardware Customer, including without limitation the IRA Agreements, and has conducted its business at all times in compliance with such agreements.


                                    ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES OF WMT
                      -------------------------------------

     Except as contemplated by this Agreement, WMT represents and warrants to Hardware as of the date hereof as follows:

     4.1  Organization.  WMT is a corporation duly incorporated, validly
          ------------
existing and in good standing under the laws of California. WMT is duly qualified to do business and is in good standing in its state of incorporation and in each other jurisdiction in which it owns or leases property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business of WMT. WMT has all requisite power and author-ity to own, lease and operate its properties and to carry on its business as now being conducted, and possesses all licenses, franchises, rights and privileges material to the conduct of its business.

     4.2  Authority.  WMT has all requisite corporate power and authority to
          ---------
enter into this Agreement and the related agreements contemplated herein, and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of WMT. This Agreement has been duly executed and delivered by WMT and constitutes the valid and binding obligation of WMT enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. Provided the conditions set forth in Article 7 are satisfied, the execution and delivery of this Agreement do not, and the consum-mation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under
(a) any provision of the Articles of Incorporation or Bylaws of WMT, or (b) any material agreement or instrument, permit, license, judgment, order, statute, law, ordinance, rule or regulation applicable to WMT or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancelations or accelerations which individually or in the aggregate would not have a material adverse effect on WMT.

     No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by or with respect to WMT in connection with the execution and delivery of this Agreement by WMT or the consummation by WMT of the transactions contemplated hereby or thereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, (ii) the approval of the California Department of Corporations and (iii) the listing of the WMT Common on The Nasdaq Stock Market.

     4.3  Capital Structure.  The authorized capital stock of WMT consists of
          -----------------
10,000,000 shares of Common Stock, no par value, and 10,000,000 shares of Preferred Stock, no par value. As of November 30, 1995, 4,010,023 shares of WMT Common were issued and outstanding. No shares of Preferred Stock are outstanding.

     All of the outstanding shares of WMT Common are, and any shares of WMT Common issuable upon exercise of any WMT option, when issued pursuant to such exercise, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, WMT's Articles of Incorporation or Bylaws or any agreement to which WMT is a party or is bound.

     4.4  Financial Statements.  WMT has furnished to Hardware its audited
          --------------------
consolidated statement of operations, statement of stockholders' equity and statement of cash flows for the three (3) fiscal years ended

December 31, 1994 and WMT's audited consolidated balance sheet at December 31, 1994; and the unaudited consolidated statement of operations and statement of cash flows for the nine (9) months ended September 30, 1995 and the unaudited consolidated balance sheet at September 30, 1995. WMT will furnish to Hardware as soon as available its audited consolidated financial statements for the fiscal year ended December 31, 1995. The balance sheet at September 30, 1995 is hereinafter referred to as the "WMT Balance Sheet," and all such financial statements are hereinafter referred to collectively as the "WMT Financial Statements." The WMT Financial Statements have been and will be prepared in accordance with GAAP applied on a consistent basis during the periods involved, and fairly present and will present the consolidated financial position of WMT and the results of its operations as of the date and for the periods indicated thereon. At the date of the WMT Balance Sheet (the "WMT Balance Sheet Date"), neither WMT nor its consolidated subsidiaries had any liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) not reflected on the WMT Balance Sheet or the accompanying notes thereto except for liabilities and obligations as may have arisen in the ordinary course of business a result of the sale of the semiconductor business and resultant reorganization prior to the date of said Balance Sheet and which, under GAAP, would not have been required to be reflected on such Balance Sheet and except for liabilities incurred in the ordinary course of business since the date of said balance sheet which are usual and normal in amount and type.

     4.5  SEC Documents.  WMT has furnished to Hardware a true and complete copy
          -------------
of WMT's Form 10-K for the year ended December 31, 1994, Form 10-Q for each of the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, Notice of Annual Meeting and Proxy Statement for the Company's 1995 Annual Meeting, Notice of Special Meeting and Proxy Statement for the Company's special meeting related to the sale of its electronic semiconductor components distribution business to Reptron Electronics, Inc. and the Form 8-K dated November 18, 1995 relating to WMT's acquisition of International Parts, Inc. (the "WMT SEC Documents"). As of their respective filing dates, the WMT SEC Documents comply or will comply in all material respects with the requirements of the Securities Exchange Act of 1934 or the Securities Act of 1933, and none of the WMT SEC Documents contain or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed WMT SEC Document.

     4.6  Information Supplied.  None of the information supplied or to be
          --------------------
supplied by WMT at the date such information is supplied contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     4.7  No Conflict.  The execution and delivery of this Agreement by WMT and
          -----------
the performance of WMT's obligations hereunder, (i) are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of the Articles of Incorporation or Bylaws of WMT or any of its Subsidiaries, or any material contract, agreement or commitment binding upon WMT or any of its assets or properties; (ii) will not result in the creation or imposition of any lien, encumbrance, equity or restriction in favor of any third party upon any of the assets or properties of WMT; and (iii) will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over WMT or any of its assets or properties. The consent of WMT's lenders is required to consummate the transactions contemplated herein pursuant to the terms of its existing credit agreement.

     4.8  Shares of Common Stock.  The shares of WMT Common will, when issued
          ----------------------
and delivered to the shareholders of Hardware in accordance with this Agreement, be duly authorized, validly issued, fully paid and nonassessable.

     4.9  Brokers or Finders.  Except for Von Gehr International, WMT has not
          ------------------
dealt with any broker or finder in connection with the transactions contemplated by this Agreement. WMT has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     4.10  Business Changes.  Since September 30, 1995, there have been no
           ----------------
changes in the condition (financial or otherwise), business, net worth, assets, properties, employees, operations, obligations or liabilities of WMT which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the condition, business, net worth, assets, prospects, properties or operations of WMT.

     4.11  Taxes.  WMT has accurately and completely filed with the appropriate
           -----
United States, state, local and foreign governmental agencies all tax returns and reports required to be filed (subject to permitted extensions applicable to such filings), and has paid or accrued in full all taxes, duties, charges, withholding obligations and other governmental liabilities as well as any inter-est, penalties, assessments or deficiencies, if any, due to, or claimed to be due by, any governmental authority (including taxes on properties, income, franchises, licenses, sales and payrolls). (All such items are collectively referred to herein as "Taxes"). WMT is not a party to any pending action or proceeding, nor is any such action or proceeding threatened by any governmental authority for the assessment or collection of Taxes (except the pending sales tax audits). No liability for Taxes has been incurred other than in the ordinary course of business. There are no liens for Taxes except for liens for property taxes not yet delinquent. WMT is not a party to any Tax sharing, Tax allocation, Tax indemnity or statute of limitations extension or waiver agreement and in the past five (5) years has not been included on any consolidated combined or unitary return with any entity other than WMT.

     4.12  Compliance with Law.  All material licenses, franchises, permits,
           -------------------
clearances, consents, certificates and other evidences of authority of WMT which are necessary to the conduct of WMT's business ("Permits") are in full force and effect and WMT is not in violation of any Permit in any material respect.
Except for possible exceptions, the curing or non-curing of which would not have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties or operations of WMT, the business of WMT has been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities.

     4.13  Full Disclosure.  Any information furnished by WMT to Hardware in
           ---------------
writing pursuant to this Agreement, at any time prior to the Closing Date, does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.


                                    ARTICLE 5

                    COVENANTS RELATING TO CONDUCT OF BUSINESS
                    -----------------------------------------

     During the period from November 30, 1995, and continuing until the Closing Date, Hardware (except as expressly contemplated by this Agreement or to the extent that WMT shall otherwise consent in writing) covenants and agrees with WMT that:

     5.1  Conduct of Business in Normal Course.  Hardware shall carry on the
          ------------------------------------
business and its activities diligently and in the ordinary course and shall not make or institute any unusual or novel methods of purchase, sale, lease, management, accounting or operation that will vary materially from the methods used by Hardware as of November 30, 1995. Hardware shall maintain the nature and quantities of inventories for the business in a normal and customary manner consistent with prior practice.

     5.2  Preservation of Business and Relationships.   Hardware shall use its
          ------------------------------------------
best efforts to preserve its business organization intact, to keep available its present employees, to preserve its present relationships with suppliers, customers and others having business relationships with it, to obtain Unisys' and IBM's consent to the transaction contemplated by this Agreement and to obtain hereby executed Documents of Understanding or agreements of similar effect from each Hardware Customer listed in SCHEDULE 7.2(J).

     5.3  Maintenance of Insurance.  Prior to the Closing, Hardware shall
          ------------------------
maintain in effect all insurance covering the business. If the Closing shall occur after a renewal date for any such insurance, Hardware shall renew the insurance on the same or substantially similar terms, limits of liability and other conditions.

     5.4  Employees and Compensation.  Except as set forth in SCHEDULE 3.9,
          --------------------------
Hardware shall not do, or agree to do, any of the following acts: (a) grant any increase in salaries payable or to become payable to any employee, sales agent or representative, except in the ordinary course of business, or (b) increase benefits payable to any employee, sales agent or representative under any executive compensation, bonus, pension, profit-sharing, retirement, deferred compensation, severance, employee stock option or stock purchase, group life, health and other employee benefit plans, arrangements, practices or commitments, except in the ordinary course of business. Hardware shall provide WMT with reasonable access to its employees during normal business hours.

     5.5  Distributions; Changes in Stock.  Except as set forth in SCHEDULE 5.5,
          -------------------------------
Hardware shall not and shall not propose to (a) make any distributions in respect of any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Hardware, or (c) repurchase or otherwise acquire any shares of its capital stock or rights to acquire any shares of its capital stock.

     5.6  Issuance of Securities.  Hardware shall not issue, deliver, or sell or
          ----------------------
authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities.

     5.7  Governing Documents.  Hardware shall not amend its Articles of
          -------------------
Incorporation or Bylaws.

     5.8  No Other Bids.  Neither Hardware nor any of its directors, officers or
          -------------
agents, will, directly or indirectly, solicit or initiate or encourage any discussions or negotiations with, or participate in any negotiations with or provide any information to or otherwise cooperate in any other way with any corporation, partnership, person or other entity or group (other than WMT) concerning any merger, sale of substantial assets, sale of shares of capital stock or any division of Hardware or control thereof (collectively an "Acquisition Transaction"). WMT shall be promptly notified in writing by Hardware of any of the events referred to in this Section 5.8 including a summary of the material terms of any other bid.

     5.9  No Dispositions.  Hardware shall not lease or otherwise dispose of any
          ---------------
of its Purchased Assets (other than the sale of inventory in the ordinary course of business), individually or in the aggregate, except in the ordinary course of business consistent with prior practice and in any event not in excess of $5,000 for any single item or more than $25,000 in the aggregate.

     5.10  Indebtedness.  Hardware shall not incur any indebtedness for borrowed
           ------------
money in an amount exceeding $5,000 or guarantee any such indebtedness or issue or sell any debt securities of Hardware or guarantee any debt securities of others except in connection with the purchase of inventory pursuant to the existing bank line of credit.


                                    ARTICLE 6

                              ADDITIONAL AGREEMENTS
                              ---------------------

     6.1  Access to Information.
          ---------------------

         (a) Hardware shall afford to WMT and shall cause its independent accountants to afford to WMT, and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to Hardware's properties, books, contracts, commitments and records and to the independent accountants reasonable access to the audit work papers and other records of Hardware's accountants, if WMT executes a standard confidentiality agreement required by Hardware's accountants. During such period, Hardware shall use reasonable efforts to furnish promptly to WMT (i) a copy of each report, schedule and other document filed or received by Hardware during such period pursuant to the requirements of federal and state securities laws and (ii) all other information concerning the business, properties and personnel of Hardware as WMT may reasonably request. WMT will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and WMT will cause its consultants and advisors also to hold such information in confidence).

         (b) For a period of not less than six years following the Closing Date, WMT will maintain the books and records delivered to it by Hardware and will permit Hardware, any of its shareholders or any of their authorized agents to have access to those books and records in order to respond to inquiries from any taxing authority, to prepare financial reports or for any other similar purpose.

     6.2  Legal Conditions.  Each party will take all reasonable actions
          ----------------
necessary to comply promptly with all legal requirements which may be imposed on such party with respect to this Agreement and will promptly cooperate with and furnish information to the other party in connection with any such requirements imposed upon such other party or any Subsidiary of such other party in connection with this Agreement. Each party will take, and will cause its Subsidiaries to take, all reasonable actions to obtain (and to cooperate with the other party and its Subsidiaries in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental authority, or other third party, required to be obtained or made by such party or its Subsidiaries (or by the other party or its Subsidiaries) in connection with this Agreement or the taking of any action contemplated thereby.

     6.3  3(a)(10) Fairness Hearing.  As promptly as practicable WMT, with the
          -------------------------
cooperation of Hardware, shall prepare and file a permit application under
Section 25113 of the California Corporations Code with the California Department of Corporations with respect to the transactions contemplated by this Agreement and WMT shall request a fairness hearing pursuant to Section 25142 of the California Corporations Code. WMT shall pay all costs and expenses associated with the fairness hearing, other than the legal expenses and disbursements of counsel which are discussed at Article 9. WMT shall also take any action required to be taken to cause the WMT Common to be issued in this transaction to be listed on The Nasdaq Stock Market. Hardware shall use its best efforts to furnish to WMT all information concerning Hardware and the holders of its outstanding securities as may be reasonably requested in connection with any action contemplated by this Section 6.3.

     6.4  Good Faith.  Each party shall act in good faith in an attempt to cause
          ----------
to be satisfied all the conditions precedent to its obligations and those of the other parties to this Agreement over which it has control or influence. Each party will act in good faith and take all reasonable action within its capability necessary to render accurate as of the Closing Date its representations and warranties contained in this Agreement.

     6.5  WMT Governing Documents.  WMT agrees that, prior to the Closing, it
          -----------------------
will give Hardware prompt notice of any amendment to its Articles of Incorporation or Bylaws.

     6.6      Hardware Corporate Tax Returns.  Hardware shall file and pay for
              ------------------------------
all necessary corporate federal, state, local or foreign tax returns for any period prior to or following the Closing Date or will make arrangements to request WMT to prepare such returns and reimburse WMT for all costs associated therewith.

     6.7  Lock-up.  Hardware will not sell, transfer, exchange, pledge or
          -------
otherwise dispose of, or in any other way reduce its risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to any WMT Common for a period of ninety (90) days from the Closing Date, except that Hardware may distribute the

WMT Common to its shareholders, provided such shareholders agree to be bound by the terms of Sections 6.7 and 6.9 hereto.

     6.8 Current Available Information.  From and after the Closing Date, and
         -----------------------------
for so long as is necessary in order to permit Hardware to sell the WMT Common pursuant to Rules 144 and 145 under the Securities Act of 1933, WMT will use its best efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, referred to in paragraph (c)(1) of Rule 144 under the Securities Act of 1933. WMT is under no obligation to register the sale, transfer or other disposition of any WMT Common by or on behalf of Hardware or to take any other action necessary in order to make compliance with an exemption from registration available.

     6.9 Limited Resales.  Subject to Section 6.7, Hardware agrees to sell the
         ---------------
WMT Common in accordance with the terms and conditions of Rule 145.

     6.10 Legend; Stop Transfer Instructions.  Hardware understands and
          ----------------------------------
agrees that:

         (1)  the WMT Common will bear the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THAT ASSET PURCHASE AGREEMENT DATED AS OF JANUARY 2, 1996 BY AND BETWEEN WESTERN MICRO TECHNOLOGY, INC. AND R&D HARDWARE SYSTEMS COMPANY OF COLORADO.

; and

         (2) stop transfer instructions will be given to WMT's transfer agent with respect to certificates evidencing the WMT Common. WMT agrees to remove promptly such stop transfer instructions and legend upon full compliance with this Agreement by the undersigned, includ-ing, without limitation, a sale or transfer of WMT Common in accordance with Rule 145 following the expiration of the period set forth in Section 6.7.


                                    ARTICLE 7

                              CONDITIONS PRECEDENT
                              --------------------

     7.1  Conditions to Obligations of WMT and Hardware.  The obligations of WMT
          ---------------------------------------------
and Hardware to consummate this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by both WMT and Hardware:

         (a)  Government Approvals.  All authorizations, consents, orders or
              --------------------
approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental authority necessary for the consummation of the transactions contemplated by this Agreement including, but not limited to, the approval of the California Department of Corporations and the requirements of applicable federal or state securities laws and The Nasdaq Stock Market, shall have been filed, occurred or been obtained.

         (b)  Third-Party Approvals.  Any and all consents or approvals
              ---------------------
required from third parties relating to contracts, agreements, licenses, leases and other instruments, material to the respective businesses of WMT and Hardware shall have been obtained including, without limitation, IBM's consent and the IRA Documents of Understanding described in Section 5.2 hereof.

         (c)  Legal Action.  No temporary restraining order, preliminary
              ------------
injunction or permanent injunction or other order preventing the consummation of this Agreement shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, shall be pending which, in the good faith judgment of Hardware or WMT has a reasonable probability of resulting in such order, injunction or damages.

         (d)  Securities Laws.  WMT shall have received any and all permits,
              ---------------
authorizations, approvals and orders under federal and state securities laws for the issuance of the WMT Common, including, without limitation, approval of the California Commissioner of Corporations pursuant to Sections 25110 and 25142 of the California Corporate Securities Laws without the imposition of any conditions adverse to WMT or which would require WMT to amend its Articles of Incorporation, Bylaws or any contract.

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTIONS 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     7.2  Conditions to Obligations of WMT.  The obligations of WMT to
          --------------------------------
consummate this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by WMT:

         (a)  Representations and Warranties.  The representations and
              ------------------------------
warranties of Hardware set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and WMT shall have received a certificate or certificates signed by the chief financial officer of Hardware to such effect.

         (b)  Performance of Obligations.  Hardware shall have performed in all
              --------------------------
material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and WMT shall have received a certificate signed by the chief financial officer of Hardware to such effect.

         (c)  Opinion of Hardware's Counsel.  WMT shall have received an
              -----------------------------
opinion dated the Closing Date of Holland & Hart, counsel to Hardware, in substantially the form attached hereto as EXHIBIT 7.2(c).

         (d)  Shareholder Approval.  All of the shareholders of Hardware shall
              --------------------
have approved of this Agreement and the transactions contemplated hereby and by all of the attached Exhibits.

         (e)  November 30, 1995 Financial Statements.  Until the Closing Date,
              --------------------------------------
Hardware's Financial Statements for each month after November 30, 1995, shall be delivered to WMT as soon as practicable thereafter.

         (f)  No Material Adverse Change.  Since November 30, 1995, there shall
              --------------------------
have been no changes in the condition (financial or otherwise), business, prospects, employees, operations, obligations or liabilities of Hardware which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the financial condition, business, or operations of Hardware on a consolidated basis.

         (g)  Non-Compete Arrangements.  WMT shall have entered into covenants
              ------------------------
not to compete in the form attached hereto as EXHIBIT 7.2(g) with each of Guy M. Lammle, Roger H. Linn and Patrick J. Becker.

         (h)  Vendor Consent.  Hardware shall have received the written
              --------------
consent of each its vendors listed on EXHIBIT 7.2(h) to the transaction contemplated by this Agreement and each such vendor shall have an agreement in place with WMT.

         (i)  Dedicated Staff.  WMT shall have received reasonable
              ---------------
assurances from Hardware, in WMT's reasonable discretion, that Hardware is aware of no circumstances that would prevent WMT from employing after Closing Hardware's existing sales staff, including without limitation Tony Jacobs.

         (j)  Hardware Customers.  WMT shall have received executed
              ------------------
Documents of Understanding or documents of similar effect from each of the Hardware Customers set forth on SCHEDULE 7.2(j), with a minimum term of one (1) year after the Closing Date.

         (k)  Escrow Agreement.  Hardware shall have executed and delivered the
              ----------------
Escrow Agreement.

         (l)  Intentionally left blank.

         (m)  Indemnity Obligations Agreement.  Each of Guy M. Lammle, Roger H.
              -------------------------------
Linn and Patrick J. Becker shall have executed and delivered the Indemnity Obligations Agreement attached hereto as EXHIBIT 7.2(m).

     7.3  Conditions to Obligations of Hardware.  The obligations of Hardware to
          -------------------------------------
consummate the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following additional conditions unless waived by Hardware:

         (a)  Representations and Warranties.  The representations and
              ------------------------------
warranties of WMT set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and Hardware shall have received a certificate signed by the chief executive officer and the chief financial officer of WMT to such effect.

         (b)  Performance of Obligations of WMT.  WMT shall have performed in
              ---------------------------------
all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and Hardware shall have received a certificate signed by the chief financial officer of WMT to such effect.

         (c)  Opinion of WMT's Counsel.  Hardware shall have received an opinion
              ------------------------
dated the Closing Date of Pillsbury Madison & Sutro, outside counsel to WMT, in substantially the form attached hereto as EXHIBIT 7.3(c).

         (d)  No Material Adverse Change.  Since September 30, 1995 there shall
              --------------------------
have been no changes in the condition (financial or otherwise), business, prospects, employees, operations, obligations or liabilities of WMT which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the financial condition, business or operations of WMT.

         (e)  Nasdaq Listing Application.  The additional listing application
              --------------------------
filed with The Nasdaq Stock Market with respect to the WMT shares to be issued at the Closing shall have been approved and such shares listed for trading on The Nasdaq Stock Market.

         (f)  Escrow Agreement.  WMT shall have signed the Escrow Agreement.
              ----------------

     7.4  Best Efforts.  All the parties hereto shall use their respective best
          ------------
efforts to cause the Closing Date to be not later than January 31, 1996.

                                    ARTICLE 8

                           INDEMNIFICATION AND ESCROW
                           --------------------------

     8.1  Indemnification by Hardware.
          ---------------------------

         (a) Hardware agrees to defend and indemnify WMT and its affiliates, directors, officers and shareholders, and their respective successors and assigns (collectively, the "WMT Indemnitees"), against and hold each of them harmless from any and all losses, liabilities, taxes, claims, suits, proceedings, demands, judgments, damages, expenses and costs, including, without limitation, reasonable counsel fees, costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity (collectively, the "Indemnifiable Damages") which any such indemnified person may suffer or incur by reason of (i) the inaccuracy or breach of any of the representations, warranties and covenants of Hardware contained in this Agreement or any documents, certificate or agreement delivered pursuant hereto; (ii) any claim by any person relating to assets or liabilities relating to Hardware not acquired or assumed hereunder; or (iii) any claim by or relating to an audit by a Hardware vendor, or an alleged breach of a contract with a vendor by Hardware or any customer for events that occurred prior to Closing. The total indemnity shall not exceed the aggregate amount of ten percent (10%) of the cash paid at Closing and ten percent (10%) of the total shares of WMT Common issued to Hardware at Closing. The indemnity provided in this Article 8 shall be the sole and exclusive remedy of the WMT Indemnitees for any breach in or inaccuracy of any representation and warranty of Hardware or any other matter relating to this Agreement or the transactions contemplated by this Agreement; provided, however, that nothing herein shall limit in any way WMT's remedies in the event of breach by Hardware of any of its covenants or agreements hereunder which are not also a representation or warranty or for willful fraud or intentionally deceptive material misrepresentation or omission by Hardware in connection herewith or with the transactions contemplated hereby (the "Unrestricted Hardware Indemnity").

         (b) Without limiting the generality of the foregoing but subject to the foregoing, with respect to the measurement of Indemnifiable Damages, WMT and its affiliates shall have the right to be put in the same financial position as they would have been in had each of the representations, warranties and covenants of Hardware been true and accurate or the same said parties had not breached any such covenants or had any of the events, claims or liabilities referred to in clause (a)(ii) or (a)(iii) of this Section 8.1 not occurred or been made or incurred. Any dispute as to indemnification shall be resolved by arbitration in accordance with Section 8.8.

         (c) Except for the Unrestricted Hardware Indemnity, the indemnity referred to in this Section 8.1 shall only apply to Indemnifiable

Damages claimed prior to the expiration of the Escrow Period defined below under
Section 8.3. Any indemnitee under this Agreement may not seek recovery under the indemnities set forth herein unless and until the Indemnifiable Damages of such party are greater than $25,000, in which case such indemnity shall apply to all Indemnifiable Damages.

     8.2  Escrow Fund.  As security for the indemnity provided for in Section
          -----------
8.1 hereof, a total of ten percent (10%) of the cash delivered at Closing and ten percent (10%) of the WMT Common to be received by Hardware pursuant to this Agreement shall be registered in the name of Hardware but be deposited (with an executed assignment in blank) with First Trust of California, National Association. (or other institution selected by WMT with the reasonable consent of Hardware) as escrow agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and in the Escrow Agreement to be signed by all parties thereto, the form of which is attached as EXHIBIT 8.2. In the event of any conflict between the terms of this Agreement and the Escrow Agreement, the terms of the Escrow Agreement shall govern. WMT shall pay all costs and fees of the Escrow Agent for establishing and administering the Escrow Fund. Upon compliance with the terms hereof, WMT shall be entitled to obtain indemnity from the Escrow Fund for all Indemnifiable Damages covered by the indemnity provided for in Section 8.1 hereof.

     8.3  Escrow Period.  The Escrow Fund shall remain in existence until May
          -------------
15, 1996. The representations and warranties of the parties contained herein shall survive the Closing and expire at the end of the Escrow Period.

     8.4  Protection of Escrow Fund.  The Escrow Agent shall hold and safeguard
          -------------------------
the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of WMT, and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

     8.5  Distributions; Voting.
          ---------------------

         (a) Any dividends payable in common stock or securities of WMT (including any shares received upon a stock split, stock dividend or recapi-talization) made in respect of any securities in the Escrow Fund shall be held in the Escrow Fund subject to the rights of WMT; all other distributions shall be paid to Hardware.

         (b) Hardware shall have voting rights with respect to the shares of stock in the Escrow Fund so long as such stock or other voting securities are held in the Escrow Fund.

     8.6  Claims Upon Escrow Fund.
          -----------------------

         (a) Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any officer of WMT (an "Officer's Certificate") stating that WMT has paid or properly accrued Indemnifiable Damages in an aggregate stated amount to which such party is entitled to indemnity pursuant to this Agreement, and specifying in reasonable detail the individual items of Indemnifiable Damages included in the amount so stated, the date each such item was paid or properly accrued, and the nature of the misrepresentation, breach of warranty or claim to which such item is related the Escrow Agent shall, subject to the provisions of Section 8.7 hereof, deliver to WMT out of the Escrow Fund, as promptly as practicable, the number of WMT Common or amount of other assets held in the Escrow Fund to indemnify WMT against such Indemnifiable Damages.

         (b) For the purpose of indemnity pursuant to this Agreement, each share of WMT Common in the Escrow Fund shall be valued at an amount equal to the closing price per share of WMT Common on The Nasdaq Stock Market on the business day prior to the date on which the WMT Common is released from the Escrow as a result of such indemnity.

     8.7  Objections to Claims.  Upon the time of delivery of an Officer's
          --------------------
Certificate to the Escrow Agent, the Escrow Agent shall deliver a duplicate copy of such certificate to each Hardware Shareholder and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of WMT Common or other property pursuant to Section 8.6 hereof unless the Escrow Agent shall have received written authorization from Hardware to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the WMT Common or other property in the Escrow Fund in accordance with Section 8.6 hereof, provided that no such payment or delivery may be made if Hardware shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

     8.8  Resolution of Conflicts; Arbitration.
          ------------------------------------

         (a) If Hardware shall object in writing to the indemnity of the WMT Indemnitees in respect of any claim or claims made in any Officer's Certificate, Hardware and WMT shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If Hardware and WMT should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute the WMT Common or other property from the Escrow Fund in accordance with the terms thereof.

         (b) If no such agreement can be reached after good faith negotiation within sixty (60) days after objection by either Hardware or WMT, either WMT or Hardware may demand arbitration of the matter and the matter shall be settled by arbitration conducted by three arbitrators. WMT and Hardware shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators so selected as to the validity and amount of any claim in such Officer's Certificate or by Hardware shall be final and binding and conclusive upon the parties to this Agreement, and, notwith-standing anything in Section 8.7 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith, if applicable.

         (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in the City of San Jose, California under the rules then in effect of the American Arbitration Association. A claimant shall be deemed to be the non-prevailing party in the event that the arbitrators award such claimant less than one-half (1/2) of the amount claimed by it; otherwise, the other party shall be deemed to be the non-prevailing party. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the reasonable attorneys' fees and costs incurred by the other party to the arbitration as well as the amount of any Indemnifiable Damages awarded and in addition interest thereon from the date of actual loss or expenditure until the date paid at ten percent (10%) per annum, or at the maximum rate permitted by applicable law if less than ten percent (10%) per annum. In addition, if WMT is the non-prevailing party, it will pay for the reasonable travel and lodging expenses of Hardware.

     8.9  Distribution upon Termination of Escrow Period.  Immediately following
          ----------------------------------------------
termination of the Escrow Period, the Escrow Agent shall deliver to Hardware all of the WMT Common and cash in the Escrow Fund in excess of any amount of such WMT Common and cash sufficient, in the reasonable judgment of WMT, to satisfy any agreed upon claims specified in any Officer's Certificate theretofore properly delivered to the Escrow Agent.

     8.10  Escrow Agent's Duties.
           ---------------------

         (a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein or in the Escrow Agreement and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

         (b) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto, Hardware or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         (c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

         (d) The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

     8.11  Indemnification by WMT.
           ----------------------

         (a) WMT agrees to defend and indemnify Hardware and its affiliates, directors, officers and shareholders and their respective successors and assigns (collectively, the "Hardware Indemnitees") against and hold each of them harmless from any and all Indemnifiable Damages which any such Indemnified Person may suffer or incur by reason of (i) the inaccuracy or breach of any of the representations, warranties and covenants of WMT contained in this Agreement or any document, certificate or agreement delivered pursuant hereto, or (ii) any claim arising out of actions or inactions after the Closing Date by any person relating to assets or liabilities acquired or assumed by WMT hereunder. The total indemnity shall not exceed the fair market value (as determined pursuant to Section 8.6) of the WMT Common received by Hardware at Closing and the cash paid at Closing. The indemnity provided in this Article 8 shall be the sole and exclusive remedy of the Hardware

Indemnitees for any breach in or inaccuracy of any representation and warranty of WMT or any other matter relating to this Agreement or the transactions contemplated by this Agreement; provided, however, that nothing herein shall limit in any way Hardware's remedies in the event of breach by WMT of any of its covenants or agreements hereunder which are not also a representation or warranty or for willful fraud or intentionally deceptive material misrepresentation or omission by WMT in connection herewith or with the transactions contemplated hereby (the "Unrestricted WMT Indemnity").

         (b) Without limiting the generality of the foregoing, but subject to the foregoing, with respect to the measure of Indemnifiable Damages, Hardware and its affiliates shall have the right to be put in the same financial position as it would have been in had each of the representations, warranties and covenants of WMT been true and accurate or had the same said parties not breached any such covenants or had any of the events, claims or liabilities referred to in clause (a)(ii) of this Section 8.11 not occurred or been made or incurred. Any dispute as to indemnification shall be resolved by arbitration in accordance with Section 8.8.

         (c) Except for the Unrestricted WMT Indemnity, the indemnity referred to in this Section 8.11 shall only apply to Indemnifiable Damages claimed by the party seeking indemnification prior to the expiration of the Escrow Period defined above in Section 8.3. Any indemnitee under this Agreement may not seek recovery under the indemnities set forth herein unless and until the Indemnifiable Damages of such party are greater than $25,000, in which case indemnity shall apply to all Indemnifiable Damages.

     8.12  Indemnification Procedure.  A party seeking indemnification (the
           -------------------------
"Indemnitee") shall use its best efforts to minimize any liabilities, damages, deficiencies, claims, judgments, assessments, costs and expenses in respect of which indemnity may be sought under this Agreement. The Indemnitee shall give prompt written notice to the party from whom indemnification is sought (the "Indemnitor") of the assertion of a claim for indemnification, but in no event longer than (i) thirty (30) days after service of process in the event litigation is commenced against the Indemnitee by a third party, or (ii) sixty (60) days after the assertion of such claim. No such notice of assertion of a claim shall satisfy the requirements of this
Section 8.12 unless it describes in reasonable detail and in good faith the facts and circumstances upon which the asserted claim for indemnification is based. If any action or proceeding shall be brought in connection with any liability or claim to be indemnified hereunder, the Indemnitee shall provide the Indemnitor twenty (20) calendar days to decide whether to defend such liability or claim. During such period, the Indemnitee shall take all necessary steps to protect the interests of itself and the Indemnitor, including the filing of any necessary responsive pleadings, the seeking of emergency relief or other action necessary to maintain the status quo, subject to reimbursement from the Indemnitor of its expenses in doing so. The Indemnitor shall (with, if necessary, reservation of rights) defend such action or proceeding at its expense, using counsel selected by the insurance company insuring against any such claim and undertaking to defend such claim, or by other counsel selected by it and approved by the Indemnitee, which approval shall not be unreasonably withheld or delayed. The Indemnitor shall keep the Indemnitee fully apprised at all times of the status of the defense and shall consult with the Indemnitee prior to the settlement of any indemnified matter. Indemnitee agrees to use reasonable efforts to cooperate with Indemnitor in connection with its defense of indemnifiable claims. In the event the Indemnitee has a claim or claims against any third party growing out of or connected with the indemnified matter, then upon receipt of indemnification, the Indemnitee shall fully assign to the Indemnitor the entire claim or claims to the extent of the indemnification actually paid by the Indemnitor and the Indemnitor shall thereupon be subrogated with respect to such claim or claims of the Indemnitee.


                                    ARTICLE 9

                               PAYMENT OF EXPENSES
                               -------------------

     Except as provided in Section 8.2, WMT and Hardware shall pay its own fees and expenses incurred incident to the preparation and carrying out of the transactions herein contemplated (including legal, accounting and travel).


                                   ARTICLE 10

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

     10.1  Termination.  This Agreement may be terminated at any time prior to
           -----------
the Closing Date:

         (a)  by mutual written consent of Hardware and WMT;

         (b) by either WMT or Hardware if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of any party set forth in this Agreement and, if such breach is curable, such breach has not been promptly cured after written notice of such breach;

         (c) by either WMT or Hardware if the Closing shall not have occurred by January 31, 1996;

         (d) by either WMT or Hardware if there shall be a final nonappealable order of a federal or state court in effect preventing consummation of this Agreement;

         (e) by WMT if any condition to WMT's obligation to consummate this Agreement has not been satisfied or waived by WMT including, without limitation, IBM's consent and the IRA Documents of Understanding described in Section 5.2 hereto; and

         (f) by Hardware if any condition to Hardware's obligation to consummate this Agreement has not been satisfied or waived by Hardware.

     10.2  Effect of Termination.  In the event of termination of this Agreement
           ---------------------
by either Hardware or WMT as provided in Section 10.1, this

Agreement shall forthwith become void and there shall be no liability or obligation on the part of the parties hereto or their respective officers or directors except as set forth in Article 9 and except to the extent that such termination results from the (a) willful breach by a party hereto of any of its representations or warranties, or (b) a willful breach by a party hereto of its covenants or agreements set forth in this Agreement.

     10.3  Amendment.  This Agreement may not be amended except by an instrument
           ---------
in writing signed on behalf of each of the parties hereto.

     10.4  Extension; Waiver.  At any time prior to the Closing, WMT or Hardware
           -----------------
may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit thereof contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 11

                                     GENERAL
                                     -------

     11.1  Notices.  Any notice, request, instruction or other document to be
           -------
given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, by telecopy, or by courier service, as follows:

          Western Micro Technology, Inc.
          254 East Hacienda Avenue
          Campbell, CA 95008
          Attention: Mr. James W. Dorst
                     Chief Financial Officer
          Fax:  (408) 341-4762
     with a copy to:

          Pillsbury Madison & Sutro
          2700 Sand Hill Road
          Menlo Park, CA 94025
          Attention: Katharine A. Martin
          Fax:  (415) 233-4545

          R&D Hardware Systems Company of Colorado
          5225 N. Academy Blvd., Suite 100
          Colorado Springs, CO 80918
          Attention: Guy M. Lammle
          Fax:  (719) 599-3823

     with a copy to:

          Holland & Hart
          555 Seventeenth Street
          Suite 3200
          Denver, CO 80202-3979
          Attention: Betty C. Arkell, Esq.
          Fax:  (303) 295-8261

or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid.

     11.2  Headings.  The headings of the several sections of this Agreement are
           --------
inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

     11.3  Counterparts.  This Agreement may be executed in counterparts, and
           ------------
when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

     11.4  Announcements.  Each party shall provide the other with the
           -------------
opportunity to review and comment on the text of any press release a reasonable period of time before it is issued to announce the transactions contemplated hereby. The reviewing party shall provide its reasonable comments, if any, promptly to the other party.

     11.5  Binding Nature.  This Agreement shall be binding upon and inure to
           --------------
the benefit of the parties hereto. No party may assign or transfer any rights under this Agreement.

     11.6  Applicable Law.  This Agreement shall be governed by, construed and
           --------------
enforced in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, all as of the date first above written.

                              WESTERN MICRO TECHNOLOGY, INC., a California corporation


                              By      /s/ P. SCOTT MUNRO
                                 -----------------------------------------
                                         P. Scott Munro
                                         President and
                                     Chairman of the Board


                              R&D HARDWARE SYSTEMS COMPANY OF COLORADO, a
                              Colorado corporation


                              By       /s/ GUY M. LAMMLE
                                 -----------------------------------------
                                         Guy M. Lammle
                                     Chairman of the Board

                                    EXHIBIT A

                     AGREEMENT OF ASSIGNMENT AND ASSUMPTION
                     --------------------------------------


     THIS AGREEMENT OF ASSIGNMENT AND ASSUMPTION is entered into effective as of January 2, 1996, by and between R&D HARDWARE SYSTEMS COMPANY OF COLORADO, a
                                 ----------------------------------------
Colorado corporation ("Assignor"), and WESTERN MICRO TECHNOLOGY, INC., a
                                       ------------------------------
California corporation ("Assignee"). Capitalized terms not defined herein shall have the meanings ascribed to them in that certain Asset Purchase Agreement of even date herewith by and between Assignor and Assignee (the "Purchase Agreement").

     1.   Assignment.  For good and valuable consideration, receipt of which is
          ----------
hereby acknowledged, Assignor hereby assigns, transfers and sets over to Assignee, effective as of the date hereof, certain trade accounts payable arising out of the operation of Assignor's business in the ordinary course that are unpaid as of the Closing Date, as set forth in the Closing Balance Sheet required by the Purchase Agreement (the "Accounts Payable").

     2.   Assumption.  Assignee hereby expressly assumes, and hereby covenants
          ----------
and agrees to perform and fulfill, all of the obligations of the Assignor which are to be performed in connection with such Accounts Payable, as fully as if Assignee had originally been obligated to make such payments.

     3.   Indemnity.  Assignee agrees to indemnify, defend and hold the Assignor
          ---------
harmless from and against any and all claims, losses, costs, expenses or liabilities arising on or after the date hereof from Assignee's failure to timely pay such Accounts Payable.

     4.   Consents of Others Obtained.  Assignor represents and warrants that it
          ---------------------------
has obtained the consents required to be obtained to assign the Accounts Payable to Assignee.

     5.   No Known Defaults.   Assignors represents and warrants that to its
          -----------------
knowledge there is no default or breach by Assignor or any other party, and no event which, with notice and/or the passage of time would constitute a breach or default by Assignor or any other party, in connection with the Accounts Payable.

     6.   Miscellaneous.   Any waiver by either party of a breach of any term,
          -------------
provision or condition of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other term, provision or condition of this Agreement. No waiver of any term, provision or condition of this Agreement shall be valid unless in writing and signed by the party agreeing to such waiver. This Agreement shall be governed by and construed in accordance with the laws of the State of California, provided, however, that this Agreement shall be construed as intended by the parties. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement of Assignment and Assumption as of the date first above written.

                              ASSIGNOR:

                              R&D HARDWARE SYSTEMS COMPANY OF COLORADO



                              By     /s/ GUY M. LAMMLE
                                 -------------------------------------
                                        Guy M. Lammle
                                    Chairman of the Board


                              ASSIGNEE:

                              WESTERN MICRO TECHNOLOGY, INC.



                              By     /s/ P. SCOTT MUNRO
                                 -------------------------------------
                                       P. Scott Munro
                                        President and
                                    Chairman of the Board

                                 EXHIBIT 7.2(c)

                                 HOLLAND & HART
                                ATTORNEYS AT LAW


DENVER - ASPEN             SUITE 2900                   TELEPHONE (303) 295-8000
BOULDER - COLORADO SPRINGS 555 SEVENTEENTH STREET       FACSIMILE (303) 295-8261
DENVER TECH CENTER         DENVER, COLORADO 80202-3979  TWX 910-931-0568
BILLINGS - BOISE           MAILING ADDRESS
CHEYENNE - JACKSON HOLE    P.O. BOX 8749
SALT LAKE CITY             DENVER, COLORADO 80201-8749
WASHINGTON, D.C.


                                 January 2, 1996


Western Micro Technology, Inc.
254 East Hacienda Avenue
Campbell, CA 95008

     Re:  Acquisition of Substantially All of the Assets
          of R & D Hardware Systems Company of Colorado
          ---------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for R & D Hardware Systems Company of Colorado, a Colorado corporation ("Hardware"), in connection with the Asset Purchase Agreement dated as of January 2, 1996 (the "Agreement") between Hardware and Western Micro Technology, Inc., a Delaware corporation ("Buyer"), providing for the acquisition by Buyer of substantially all of the assets of Hardware. This opinion is furnished to you pursuant to Section 7.2(c) of the Agreement. Terms used in this opinion that are defined in the Agreement are used herein as so defined.

For purposes of this opinion, we have examined copies of the following documents:

     a. an executed copy of the Agreement and the exhibits attached to the Agreement;

     b. the Articles of Incorporation of Hardware, certified by the Colorado Secretary of State by certificate dated January 2, 1996 and certified by an officer of Hardware as being complete and in full force and effect as of the date of this opinion;

     c. the bylaws of Hardware, certified to us by an officer of Hardware as being complete and in full force and effect as of the date of this opinion; and

     d. records certified by an officer of Hardware as constituting all records of proceedings and actions of the Board of Directors and shareholders of Hardware (the "Shareholders") relating to the transactions contemplated by the Agreement.

                                 HOLLAND & HART
                                ATTORNEYS AT LAW

Western Micro Technology, Inc.
January 2, 1996
Page 2


     We have also examined and relied upon such other documents, corporate records, other certificates, instruments and statements of government officials and corporate officials and other representatives of Hardware as we have deemed necessary or appropriate for the purpose of this opinion. As to certain questions of fact material to such opinion, we have relied upon certificates from officers or other representatives of Hardware.

     As used in this opinion, the expression "to our knowledge" with reference to matters of fact means that, after an examination of documents in our files and documents made available to us by Hardware and the Shareholders and after inquiries of officers of Hardware and the Shareholders and based on the actual present knowledge of Betty Carter Arkell, Kevin Crandell, Betsy Crane and Fay Chu Fong, the Holland & Hart attorneys who have had significant responsibility representing Hardware during the course of our representation of Hardware with respect to this matter, we find no reason to believe that the opinions expressed herein are factually incorrect; but beyond that we have made no independent factual investigation for the purpose of rendering this opinion.

     We are qualified to practice in the State of Colorado, and we do not purport to be experts in, and do not express any opinion herein concerning any law other than the laws of such jurisdiction and federal law of the United States. With respect to our opinion set forth in paragraph 2 below, we have assumed, with your consent, that the relevant laws of the State of California and the judicial interpretation thereof are, in all material respects, identical to the corresponding laws of the State of Colorado and the judicial interpretation thereof.

     In rendering the opinions expressed herein, we have assumed, without independent verification, but with your consent, that:

     1. the signatures of persons signing all documents in connection with which this opinion is rendered are genuine (other than those of Hardware, as to which our opinion is rendered below);

     2. all documents submitted to us as originals or duplicate originals are authentic;

                                 HOLLAND & HART
                                ATTORNEYS AT LAW

Western Micro Technology, Inc.
January 2, 1996
Page 3


     3. all documents submitted to us as copies, whether certified or not, conform to authentic original documents; and

     4. all parties to the documents reviewed by us (other than Hardware, as to which our opinion is rendered below) have full power, authority and legal capacity to execute and deliver, and to perform their obligations under, such documents, and all such documents have been duly authorized by all necessary corporate or other action on the part of such parties, have been duly executed by such parties and have been duly delivered by such parties.

     Based on the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, it is our opinion that:

     1. Hardware is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado. Hardware has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

     2. Hardware has the requisite corporate power and authority to enter into the Agreement and the exhibits to which it is a party (the "Exhibits") and, subject to satisfaction of the conditions set forth in the Agreement, to consummate the transactions contemplated thereby. The execution and delivery of the Agreement and the Exhibits and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Hardware. The Agreement and each Exhibit, if applicable, has been duly executed and delivered by Hardware and constitutes that valid and binding obligation of Hardware, enforceable in accordance with it terms, subject to the effect of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting or limiting the rights of creditors generally and the effect or availability of rules of law governing specified performance, injunctive relief or other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided that we express no opinion on the enforceability of
(a) Section 11.6 (Applicable Law) of the Agreement and (b) Exhibit 7.2(g) to the Agreement (Covenant Not to Compete). Provided the conditions set forth in
Article 7 of the Agreement are satisfied, to our knowledge, the execution and delivery of the Agreement and the Exhibits do not or will not, and the consummation of the

                                 HOLLAND & HART
                                ATTORNEYS AT LAW

Western Micro Technology, Inc.
January 2, 1996
Page 4


transactions contemplated thereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right to termination, cancellation or acceleration of any obligation under (a) any provision of the Articles of Incorporation or Bylaws of Hardware or (b) any existing court order of which we have knowledge arising out of a proceeding to which Hardware was a party. Hardware has represented to us that it does not have any material agreements, instruments, permits, franchises or licenses.

     3. To our knowledge, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal or State of Colorado court, administrative agency or commission or other governmental authority, is required by or with respect to Hardware in connection with the execution and delivery of the Agreement or the Exhibits by Hardware or the consummation by Hardware of the transactions contemplated thereby, except as required by the Agreement or the Exhibits and except for (a) filings with the State of Colorado and county authorities to reflect the removal of liens on the Purchased Assets,
(b) such consents, approvals, orders authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (c) the laws of any foreign country.

     We assume that you know of no agreements, understandings or negotiations between the parties not set forth in the Agreement that would modify the terms or rights and obligations of the parties thereunder.

     Our opinions set forth herein are as of the date hereof, and we disclaim any undertaking or obligation to advise you of changes which may hereafter be brought to our attention.

     This opinion is solely for your benefit and may not be relied upon in any manner by any other person or by you in any other context.

                              Very truly yours,


                              /s/ HOLLAND & HART

                              Holland & Hart

                                 EXHIBIT 7.2(g)


                            AGREEMENT NOT TO COMPETE
                            ------------------------


     THIS AGREEMENT NOT TO COMPETE (the "Non-Compete"), made and entered into as of January 2, 1996 by and between WESTERN MICRO TECHNOLOGY, INC., a California
                                  ------------------------------
corporation ("WMT"), and each of R&D HARDWARE SYSTEMS COMPANY OF COLORADO, a
                                 ----------------------------------------
Colorado corporation ("Hardware"), GUY M. LAMMLE ("Lammle"), ROGER H. LINN
                                   -------------             -------------
("Linn") and PATRICK J. BECKER ("Becker") (the parties to this Agreement are
             -----------------
hereinafter collectively referred to as the "Parties"),

                              W I T N E S S E T H:

     WHEREAS, Lammle, Linn and Becker are officers and shareholders of Hardware (the "Hardware Parties"); and

     WHEREAS, pursuant to the terms of that certain Asset Purchase Agreement, dated as of January 2, 1996 (the "Agreement") by and between WMT and Hardware, Hardware intends to sell, convey, transfer, assign and deliver substantially all of Hardware's operating assets, together with the associated goodwill (the "Assets"), to WMT in exchange for certain consideration:

     WHEREAS, this Non-Compete is a condition precedent to the transaction contemplated in the Agreement and WMT would not enter into the Agreement absent the execution by Hardware and the Hardware Parties of this Non-Compete:

     NOW, THEREFORE, in consideration of the above recitals and the mutual promises contained in this Non-Compete and for other and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

     1.  Definitions.  Capitalized terms not otherwise defined in this Agreement
         -----------
shall have the meanings set forth in the Agreement.

     2.   Term.  WMT, Hardware and each of the Hardware Parties hereby enter
          ----
into this Non-Compete for a term of two (2) years after Closing or such earlier time as WMT becomes insolvent or terminates as a going concern.

     3.   Consideration for Covenant Not to Compete.  The sole consideration for
          -----------------------------------------
the faithful performance of the obligations specified in Section 4 hereof by each of the Hardware Parties shall be the consideration received by Hardware under the Agreement.

     4.   Agreement Not to Compete.
          ------------------------

     (a) The Parties hereto agree that for the term of this Non-Compete, Hardware and each of the Hardware Parties and their affiliates will not, in any of the jurisdictions set forth in Exhibit A hereto, directly or indirectly: (i) engage in remarketing or reselling computer hardware and peripheral equipment products with any value-added resellers, resellers or system integrators (a "Competing Business"); except that Hardware's affiliate may remarket or resell peripheral equipment and ancillary products if such peripheral equipment and ancillary products are not listed on Exhibit B attached hereto (which exhibit may be amended by mutual agreement of the parties hereto to add products or product lines) and if WMT adds certain peripheral equipment or ancillary products to the products it markets, which are not currently included on Exhibit B and which have not been added thereto by mutual agreement (a "Subsequent Line"), R&D will use commercially reasonable efforts to, but shall not be required to, purchase such Subsequent Line from WMT; (ii) acquire an interest exceeding a five percent (5%) equity interest in any entity which is engaged in a Competing Business; (iii) assist any other person or entity to be so engaged; or (iv) approach, contact or solicit any employee of WMT or any affiliate of WMT to leave the employ of WMT or any of its affiliates except through general employment advertising.

     5.   Interpretation.
          --------------

     (a) Hardware and each of the Hardware Parties recognizes that the foregoing covenant in Section 4, and the territorial, time and other limitations with respect thereto, are reasonable and properly required for the adequate protection of the acquisition of the Assets by WMT, and agrees that such limitations are reasonable with respect to the business activities of Hardware and each of the Hardware Parties.

     (b) The Parties recognize that the laws and public policies of the various states of the United States and the District of Columbia may differ as to the validity and enforceability of covenants similar to those contained in Section
4. It is the intention of the parties that the provisions of Section 4 shall be enforced to the fullest extent permissible under the laws and public policies of the States of California and Colorado and of any other jurisdiction in which enforcement may be sought, but that the unenforceability (or the modification to conform with such laws or public policies) of any provisions hereof shall not render unenforceable or impair the remainder of Section 4. To the extent that
Section 4 shall be declared unenforceable in any one or more of such jurisdictions, such declaration shall not affect Section 4 with respect to each other jurisdiction, as Section 4 shall be construed to be severable and independent. If any provision of Section 4 shall be determined to be invalid or unenforceable, either in whole or in part, Section 4 shall be deemed amended to delete or modify, as necessary, the offending provisions and to alter the balance of Section 4 in order to render the same valid and enforceable to the fullest extent permissible as aforesaid.

     6.   Remedies.  In the event of a breach or a threatened breach of any of
          --------
the covenants contained in Section 4, WMT shall, in addition to the remedies provided by law, have the right and remedy to have such covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any material breach of any of the covenants will cause irreparable injury to WMT and that money damages will not provide an adequate remedy to WMT.

     7.   Successors and Assigns.  This Non-Compete shall inure to the benefit
          ----------------------
of the successors and assigns of WMT. Neither Hardware nor any of the Hardware Parties may assign their individual obligations hereunder, and any such proposed assignment shall be void. Subject to the foregoing, this Non-Compete shall inure to the benefit of, and bind the successors and assigns of Hardware and each of the Hardware Parties.

     8.   Waiver.  The failure of any party to insist, in any instance, upon
          ------
performance of any of the terms or conditions of this Non-Compete shall not be construed as a waiver of future performance of any such term or condition, and the obligations of any party with respect thereto shall continue in full force and effect.

     9.   Effectiveness.  The effectiveness of this Non-Compete is expressly
          -------------
conditioned on the closing of the transaction specified in the Agreement.

     10.  Entire Agreement.  This Non-Compete and the Agreement set forth the
          ----------------
entire agreement between the Parties with respect to the subject matter hereof and may be amended only by an agreement in writing signed by the party against whom enforcement of any amendment is sought.

     11.  Notices.  All notices and demands provided for by this Non-Compete
          -------
shall be in writing and (unless otherwise specifically provided herein) shall be deemed to have been given when mailed by first class mail enclosed in a registered or certified post-paid envelope addressed to the addresses of the parties in accordance with Section 11.1 of the Agreement or to such changed address as any such party may have fixed by notice; provided, however, that any notice of change of address shall be effective only upon receipt.

     12.  Governing Law.  This Non-Compete and its validity, construction and
          -------------
performance shall be governed in all respects by the internal laws of the State of California without giving effect to principles of conflict of laws.

     13.  Attorneys.  Pillsbury Madison & Sutro has only represented WMT in
          ---------
connection with this transaction. Hardware and each of the Hardware Parties has had an opportunity to consult with its/his counsel regarding the terms of this Non-Compete.

     14.  Counterparts.  This Non-Compete may be executed in any number of coun-
          ------------
terparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have hereto executed this Agreement as of the date first written above.

                               WESTERN MICRO TECHNOLOGY, INC.



                               By       /s/ P. SCOTT MUNRO
                                  -------------------------------------
                                          P. Scott Munro
                                           President and
                                       Chairman of the Board



                               R&D HARDWARE SYSTEMS COMPANY OF COLORADO



                               By       /s/ GUY M. LAMMLE
                                  -------------------------------------
                                           Guy M. Lammle
                                       Chairman of the Board




                                        /s/ GUY M. LAMMLE
                               ----------------------------------------
                                           Guy M. Lammle



                                        /s/ ROGER H. LINN
                               ----------------------------------------
                                           Roger H. Linn



                                      /s/ PATRICK J. BECKER
                               ------------------------------------------
                                         Patrick J. Becker

                                    EXHIBIT A



I.  California Counties:
    -------------------

     1.  Alameda               22.  Riverside
     2.  Alpine                23.  Sacramento
     3.  Calaveras             24.  San Benito
     4.  Contra Costa          25.  San Bernardino
     5.  El Dorado             26.  San Diego
     6.  Fresno                27.  San Francisco
     7.  Glenn                 28.  San Joaquin
     8.  Kern                  29.  San Luis Obispo
     9.  Kings                 30.  San Mateo
     10. Lake                  31.  Santa Barbara
     11. Los Angeles           32.  Santa Clara
     12. Madera                33.  Santa Cruz
     13. Marin                 34.  Sierra
     14. Mariposa              35.  Siskiyou
     15. Mendocino             36.  Solano
     16. Merced                37.  Sonoma
     17. Monterey              38.  Stanislaus
     18. Napa                  39.  Sutter
     19. Nevada                40.  Ventura
     20. Orange                41.  Yolo
     21. Placer                42.  Yuba


II.  United States.  All of the States of the United States other than
     -------------
California.

III.  Canada and Mexico.
      -----------------

                                 EXHIBIT 7.2(m)

                            INDEMNIFICATION AGREEMENT

     This INDEMNIFICATION AGREEMENT (this "Agreement"), dated as of January 2, 1996, is by and between (i) Western Micro Technology, Inc., a California corporation ("Buyer") and (b) Guy M. Lammle, Roger H. Linn and Patrick J. Becker (individually, a "Principal Shareholder" and collectively, the "Principal Shareholders").

                                    RECITALS
                                    --------

     A. Concurrently with the execution and delivery of this Agreement, the Buyer is purchasing substantially all of the assets of R&D Hardware Systems Company of Colorado, a Colorado corporation ("Hardware") pursuant to an Asset Purchase Agreement, dated January 2, 1996 (the "Purchase Agreement") between the Buyer and Hardware.

     B. Article 8 of the Agreement ("Article 8") provides that Hardware shall indemnify the Buyer against certain losses under the circumstances set forth in the Agreement.

     C. The execution of this Agreement is a condition to the Buyer's consummation of the closing of the purchase contemplated by the Purchase Agreement.

                                    AGREEMENT
                                    ---------

     1. Subject to the limitations set forth in this Agreement, for good and sufficient consideration which is hereby acknowledged, the Principal Shareholders, severally, agree to be bound by and perform the indemnification obligations of Hardware set forth in Article 8 of the Purchase Agreement.

     2. The Principal Shareholders shall share severally any claim for indemnification under Article 8 in the proportions set forth in Schedule A
                                                                ----------
attached to this Agreement without regard to any knowledge, negligence or fault on the part of any Principal Shareholder.

     3. Notwithstanding anything to the contrary above, the Principal Shareholders shall have no indemnification obligation under this Agreement if Hardware is not obligated to perform its indemnification obligations under the terms of the Purchase Agreement, and the execution of this Agreement shall in no way expand the liability of any Principal Shareholder beyond his pro rata share of any amount for which Hardware is liable under the Purchase Agreement.

     4. The Buyer agrees that so long as Hardware is in existence, the Buyer will first request performance under Article 8 from Hardware, and in the event that Hardware does not perform within 30 days after such request (or such shorter period as may be necessary to timely reply or respond to the matter giving rise to the alleged right to indemnification), then the Buyer may proceed against the Principal Shareholders.

     5. Any notice, request, instruction or other document to be given hereunder by any party to another shall be in writing and delivered personally or sent by certified mail, postage prepaid, by telecopy, or by courier service, as follows:

          Western Micro Technology, Inc.
          254 East Hacienda Avenue
          Campbell, CA 95008
          Attention:     Mr. James W. Dorst
                         Chief Financial Officer
          Fax: (408) 341-4762

     with a copy to:

          Pillsbury Madison & Sutro
          2700 Sand Hill Road
          Menlo Park, CA 94025
          Attention:     Katharine A. Martin
          Fax: (415) 233-4545

          Guy M. Lammle
          23234 E. Country Club Trail
          Scottsdale, AZ 85255

          Patrick J. Becker
          2550 Oak Hills Drive
          Colorado Springs, CO 80919

          Roger H. Linn
          609 Edgewood
          Montgomery, TX 77556

     with a copy to:

          Holland & Hart
          555 17th St., Suite 3200
          Denver, CO 80202-3979
          Attention:     Betty Carter Arkell
          Fax: (303) 295-8261

or to such other persons as may be designated in writing by the parties, by a notice given as set forth above. Each of the Principal Shareholders hereby instructs the Buyer that any notice sent to Hardware relating to Hardware's indemnification obligation under the Agreement shall also be sent to each of the Principal Shareholders.

     6. This Agreement may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

     7. This Agreement shall be binding upon and inure to the benefit of the parties hereto. No party may assign or transfer any rights or obligations under this Agreement without the prior written consent of the other parties hereto.

     8. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, all as of the date first written above.

                              WESTERN MICRO TECHNOLOGY, INC.,
                              a California corporation


                              By:      /s/ P. Scott Munro
                                  --------------------------------------

                              Title: President and Chairman of the Board


                              /s/ Guy M. Lammle
                              ------------------------------------------


                              /s/ Roger H. Linn
                              ------------------------------------------


                              /s/ Patrick J. Becker
                              ------------------------------------------

                     EXHIBIT A TO INDEMNIFICATION AGREEMENT


              Principal Shareholder              Percentage
              ---------------------              ----------

                   Guy Lammle                       43.5

                   Roger Linn                       43.5

                 Patrick Becker                     13.0

                                 EXHIBIT 7.3(c)


                                  Law Offices Of
                           PILLSBURY MADISON & SUTRO LLP
                                2700 Sand Hill Road
San Francisco            MENLO PARK, CALIFORNIA 94025-7020        San Diego
Los Angeles                  Telephone (415) 233-4500             Orange County
San Jose                     Telecopier (415) 233-4545            Sacramento
Washington, D.C.                                                  Tokyo
--------                                                          Hong Kong
Writer's Office and                                               New York
Direct Dial Number

                              January 2, 1996



To R&D Hardware Systems Company
  of Colorado


     Re:  Western Micro Technology, Inc. - Acquisition of Certain
          Assets of R&D Hardware Systems Company of Colorado
          ("Hardware")

Ladies and Gentlemen:

     We have acted as counsel for Western Micro Technology, Inc., a California corporation ("WMT"), in connection with the Asset Purchase Agreement of even date herewith (the "Agreement"), between WMT and Hardware. This letter is provided to you in satisfaction of the requirement set forth in Section 7.3(c) of the Agreement. Terms not otherwise defined herein have the meanings given to them in the Agreement.

     In connection with the foregoing, we have examined the Agreement, the exhibits and schedules to the Agreement, records of proceedings of the directors and shareholders of WMT, the Articles of Incorporation (the "Articles") and Bylaws of WMT, certificates of officers of WMT and public officials, and such other documentation as we have deemed necessary or advisable in order to render the opinions expressed herein.

     Based upon the foregoing, it is our opinion that:

     1. WMT is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. WMT has all requisite power and authority to own, lease and operate its properties and to carry on its busi-ness as now being conducted.

To R&D Hardware Systems Company
  of Colorado
January 2, 1996
Page 2

     2. WMT has all requisite corporate power and authority to enter into the Agreement, and, subject to satisfaction of the conditions set forth in the Agreement, to consummate the transactions contemplated thereby. The execution and delivery of the Agreement and the consummation of the transactions con-templated thereby have been duly authorized by all necessary corporate action on the part of WMT. The Agreement has been duly executed and delivered by WMT and constitutes the valid and binding obligation of WMT enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. Provided the conditions set forth in Article 7 to the Agreement are satisfied, to our knowledge, the execution and delivery of the Agreement do not, and the consum-mation of the transactions contemplated thereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under any provision of the Articles of Incorporation or Bylaws of WMT, or any contract identified as a material contract in WMT's Form 10-K for the fiscal year ended December 31, 1994.

     3. To our knowledge, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal or State of California court, administrative agency or commission or other governmental authority is required by or with respect to WMT in connection with the execution and delivery of the Agreement by WMT or the consummation by WMT of the transactions contemplated thereby, except for (a) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required by the Agreement, (b) such consents, approvals, orders, authorizations, registra-tions, declarations and filings as may be required under applicable state securities laws, (c) the approval of the California Department of Corporations,
(d) the listing of the WMT Common Stock on The Nasdaq Stock Market, and (e) the consent of WMT's lender. The consent of Coast Business Credit, the Company's lender, has been obtained.

     4. The authorized capital stock of WMT consists of 10,000,000 shares of Common Stock, no par value, and 10,000,000 shares of Preferred Stock, no par value.

     5. The shares of WMT Common delivered to you in connection with the Agreement are duly authorized, validly issued, and

To R&D Hardware Systems Company
  of Colorado
January 2, 1996
Page 3

when paid for in accordance with the Agreement, will be fully paid and nonassessable.

     The foregoing opinion is subject to the following qualifications:

     We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or telecopied originals, the legal capacity of all natural persons, and as to documents executed by entities other than WMT, that each such entity has complied with any applicable requirement to file tax returns and pay taxes under California Franchise Tax law and had the power to enter into and perform its obligations under such documents, and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against such entities. This opinion is limited in all respects to matters governed by the laws of the State of California and the laws of the United States, and we express no opinion concerning the laws or regulations of any other jurisdiction or jurisdictions.

     We assume that you know of no agreements, understandings or negotiations between the parties not set forth in the Agreement that would modify the terms or rights and obligations of the parties thereunder.

     Whenever a statement herein is qualified by "to the best of our knowledge," "we are not aware" or similar phrase, it indicates that in the course of our representation of WMT no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys in this firm who have rendered legal services in connection with this transaction. We have not made any independent investigation to determine the accuracy of such statement, except as expressly described her

To R&D Hardware Systems Company
  of Colorado
January 2, 1996
Page 4

     This opinion is being delivered to you by us as counsel to WMT and may not be delivered to or relied upon by any other person without our express written approval.


                              Very truly yours,



                              /s/ PILLSBURY MADISON & SUTRO LLP
                              ---------------------------------
                                  Pillsbury Madison & Sutro LLP

E-05573

                                   EXHIBIT 8.2

                                ESCROW AGREEMENT
                                ----------------


     THIS ESCROW AGREEMENT, made as of the 2nd day of January, 1996, by and among WESTERN MICRO TECHNOLOGY, INC., a California corporation ("Purchaser") and
      ------------------------------
R&D HARDWARE SYSTEMS COMPANY OF COLORADO, a Colorado corporation (the "Seller"),
----------------------------------------
and FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, San Francisco, California
    -----------------------------------------------
("Escrow Agent");

                              W I T N E S S E T H:

     WHEREAS, Purchaser and Seller have entered into that certain Asset Purchase Agreement of even date herewith (the "Purchase Agreement"), a copy of which has been delivered to the Escrow Agent; and

     WHEREAS, Section 8.2 of the Purchase Agreement provides that Purchaser will deposit ten percent (10%) of the shares of Common Stock of Purchaser to be delivered at Closing and ten percent (10%) of the cash to be delivered at Closing into an escrow for the purpose of securing Purchaser's claims for indemnification pursuant to Article 8 of the Purchase Agreement; and

     WHEREAS, the Escrow Agent is willing to act as escrow agent for Purchaser and Seller on the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth herein, the parties agree as follows:

     1.  Definitions.  Capitalized terms not otherwise defined in this Agreement
         -----------
shall have the meanings set forth in the Purchase Agreement.

     2.  Establishment of Escrow.  On the date of this Agreement Purchaser will
         -----------------------
deliver to the Escrow Agent ten percent (10%) of the shares of its Common Stock to be delivered to Seller at Closing and ten percent (10%) of the cash to be delivered to Seller at Closing in accordance with Section 8.2 of the Purchase Agreement ("Escrow Fund"). The Escrow Fund shall be held by the Escrow Agent in escrow subject to the terms and conditions set forth herein. Purchaser shall pay all costs and fees of the Escrow Agent in connection with this Agreement, as set forth on the Depository Escrow Fee Schedule attached hereto (the "Fee Schedule").

     3.  Escrow Provisions.  The provisions of the escrow shall be as set forth
         -----------------
in Sections 8.2 through 8.12 of the Purchase Agreement, the Fee Schedule and the "General Provisions for

Corporate Escrow Agreement" attached hereto (the "General Provisions"). In the event of any conflict between Sections 8.2 through 8.12 of the Purchase Agreement and the General Provisions or the Fee Schedule, the General Provisions and the Fee Schedule shall govern, provided that Purchaser shall pay all costs and fees of the Escrow Agent in connection with this Agreement and the Seller shall have no liability therefor.

     4.  Miscellaneous.
         -------------

     (a) This Agreement shall be governed by the laws of the State of California without regard to principles of conflicts of laws.

     (b) Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid by telecopy, or by courier service, as follows:

     If to Purchaser:

          Western Micro Technology, Inc.
          254 East Hacienda Avenue
          Campbell, CA 95008
          Attention:  James W. Dorst
                      Chief Financial Officer
          Fax:  (408) 341-4762

     with a copy to:

          Pillsbury Madison & Sutro
          2700 Sand Hill Road
          Menlo Park, CA  94025
          Attention:  Katharine A. Martin, Esq.
          Fax:  (415) 233-4545

     If to Seller:

          R&D Hardware Systems Company of Colorado
          5225 N. Academy Blvd., Suite 100
          Colorado Springs, CO 80918
          Attention: Guy M. Lammle
          Fax:  (719) 599-3823

     with a copy to:

          Holland & Hart
          555 Seventeenth Street, Suite 3200
          Denver, CO 80202-3979
          Attention: Betty C. Arkell, Esq.
          Fax:  (303) 295-8261

     If to Escrow Agent:

          First Trust of California, National Association
          Global Escrow Depository Services #3960
          One Embarcadero Center, Fifth Floor
          San Francisco, CA  94111
          Attention:  Ms. Injy Shami
          Fax: (415) 622-3277

or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid.

     (c)  Attorneys' Fees.  If any legal action is brought for the enforcement
          ---------------
of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

     IN WITNESS WHEREOF,  the parties have executed this Agreement as of the
     ------------------
date first written above.



                               WESTERN MICRO TECHNOLOGY, INC., a California corporation



                               By       /s/ P. SCOTT MUNRO
                                  -----------------------------------------
                                          P. Scott Munro
                                           President and
                                       Chairman of the Board



                               R&D HARDWARE SYSTEMS COMPANY OF COLORADO, a
                               Colorado corporation



                               By       /s/ GUY M. LAMMLE
                                  -----------------------------------------
                                           Guy M. Lammle
                                       Chairman of the Board

                               FIRST TRUST OF CALIFORNIA,  NATIONAL ASSOCIATION



                               By         /s/ INJY SHAMI
                                  -----------------------------------------
                                            Injy Shami
                                           Trust Officer